                                                                    EXHIBIT 4.1




                              [INSERT INDENTURE]

================================================================================

                                METROCALL, INC.
                                  $200,000,000
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2007

                            ------------------------

                                   INDENTURE
                          DATED AS OF OCTOBER 21, 1997

                            ------------------------

                           FIRST UNION NATIONAL BANK
                                   AS TRUSTEE

================================================================================

                             CROSS-REFERENCE TABLE

                                                                                      INDENTURE
TIA SECTION                                                                            SECTION
------------                                                                          ---------
SECTION 310  (a)(1).................................................................   7.10
             (a)(2).................................................................   7.10
             (a)(3).................................................................   N.A.
             (a)(4).................................................................   N.A.
             (a)(5).................................................................   7.10
             (b)....................................................................   7.8
             .......................................................................   7.10
             .......................................................................   12.2
             (c)....................................................................   N.A.
SECTION 311  (a)....................................................................   7.11
             (b)....................................................................   7.11
             (c)....................................................................   N.A.
SECTION 312  (a)....................................................................   2.6
             (b)....................................................................   12.3
             (c)....................................................................   12.3
SECTION 313  (a)....................................................................   7.6
             (b)(1).................................................................   7.6
             (b)(2).................................................................   7.6
             (c)....................................................................   7.6
             .......................................................................   12.2
             (d)....................................................................   7.6
SECTION 314  (a)....................................................................   4.4
             .......................................................................   4.7
             .......................................................................   12.2
             (b)....................................................................   N.A.
             (c)(1).................................................................   12.4
             (c)(2).................................................................   12.4
             (c)(3).................................................................   N.A.
             (d)....................................................................   N.A.
             (e)....................................................................   12.5
             (f)....................................................................   N.A.
SECTION 315  (a)....................................................................   7.1(2)
             (b)....................................................................   7.5
             .......................................................................   12.2
             (c)....................................................................   7.1(1)
             (d)....................................................................   7.1(3)
             (e)....................................................................   6.11
SECTION 316  (a)(last sentence).....................................................   2.12
             (a)(1)(A)..............................................................   6.5
             .......................................................................   6.6
             (a)(1)(B)..............................................................   6.4
             (a)(2).................................................................   N.A.
             (b)....................................................................   6.7
             (c)....................................................................   9.4
SECTION 317  (a)(1).................................................................   6.2
             .......................................................................   6.3
             (a)(2).................................................................   6.2
             .......................................................................   6.9
             (b)....................................................................   2.5
SECTION 318  (a)....................................................................   12.1
SECTION 318  (c)....................................................................   12.1

------------
N.A. means not applicable.
NOTE: This Cross-Reference Table is not part of the Indenture.

                              TABLE OF CONTENTS**

                                                                                          PAGE
                                                                                          ----
                                            ARTICLE 1
                           DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION  1.1.    Definitions...........................................................      1
SECTION  1.2.    Other Definitions.....................................................     10
SECTION  1.3.    Incorporation by Reference of Trust Indenture Act.....................     10
SECTION  1.4.    Rules of Construction.................................................     10
SECTION  1.5.    Acts of Holders.......................................................     10

                                            ARTICLE 2
                                            THE NOTES

SECTION  2.1.    Form and Dating.......................................................     11
SECTION  2.2.    Restrictive Legends...................................................     12
SECTION  2.3.    Execution and Authentication..........................................     13
SECTION  2.4.    Registrar and Paying Agent............................................     14
SECTION  2.5.    Paying Agent to Hold Money in Trust...................................     14
SECTION  2.6.    Noteholder Lists......................................................     14
SECTION  2.7.    Transfer and Exchange.................................................     14
SECTION  2.8.    Book-Entry Provisions for Global Notes................................     15
SECTION  2.9.    Special Transfer Provisions...........................................     16
SECTION  2.10.   Replacement Notes.....................................................     18
SECTION  2.11.   Outstanding Notes.....................................................     18
SECTION  2.12.   Treasury Notes........................................................     19
SECTION  2.13.   Temporary Notes.......................................................     19
SECTION  2.14.   Cancellation..........................................................     19
SECTION  2.15.   Defaulted Interest....................................................     19
SECTION  2.16.   Persons Deemed Owners.................................................     20
SECTION  2.17.   CUSIP, CINS and ISIN Numbers..........................................     20
SECTION  2.18.   Issuance of Additional Notes..........................................     20

                                            ARTICLE 3
                                           REDEMPTION

SECTION  3.1.    Notices to Trustee....................................................     20
SECTION  3.2.    Selection of Notes to Be Redeemed.....................................     21
SECTION  3.3.    Notice of Redemption..................................................     21
SECTION  3.4.    Effect of Notice of Redemption........................................     22
SECTION  3.5.    Deposit of Redemption Price...........................................     22
SECTION  3.6.    Notes Redeemed in Part................................................     22
SECTION  3.7.    Optional Redemption...................................................     22
SECTION  3.8.    Redemption Upon Change of Control Offer...............................     22
SECTION  3.9.    Redemption Pursuant to Section 4.15...................................     22

---------------
** This Table of Contents shall not, for any purpose, be deemed a part of the Indenture.

                                                                                          PAGE
                                                                                          ----
                                            ARTICLE 4
                                            COVENANTS

SECTION  4.1.    Payment of Principal and Interest.....................................     23
SECTION  4.2.    Maintenance of Office or Agency for Notices and Demands...............     23
SECTION  4.3.    Insurance Matters.....................................................     23
SECTION  4.4.    Compliance Certificate; Notice of Default.............................     23
SECTION  4.5.    Corporate Existence...................................................     24
SECTION  4.6.    Payment of Taxes and Other Claims.....................................     24
SECTION  4.7.    Reports...............................................................     24
SECTION  4.8.    Waiver of Stay, Extension or Usury Laws...............................     24
SECTION  4.9.    Limitation on Incurrence of Debt......................................     25
SECTION  4.10.   Limitation on Certain Debt............................................     25
SECTION  4.11.   Limitation on Restricted Payments.....................................     25
SECTION  4.12.   Limitation on Dividend and Other Payment Restrictions Affecting
                   Subsidiaries........................................................     26
SECTION  4.13.   Limitation on Liens...................................................     27
SECTION  4.14.   Limitation on Transactions with Affiliates and Related Persons........     27
SECTION  4.15.   Limitation on Certain Asset Dispositions..............................     27
SECTION  4.16.   Limitation on Issuances and Sales of Capital Stock of Subsidiaries....     28
SECTION  4.17.   Change of Control.....................................................     29

                                            ARTICLE 5
                                           SUCCESSORS

SECTION  5.1.    Limitation on Mergers, Consolidations and Certain Sales of Assets.....     30
SECTION  5.2.    Successor Corporation Substituted.....................................     30

                                            ARTICLE 6
                                      DEFAULTS AND REMEDIES

SECTION  6.1.    Events of Default.....................................................     30
SECTION  6.2.    Acceleration..........................................................     31
SECTION  6.3.    Other Remedies........................................................     32
SECTION  6.4.    Waiver of Past Defaults...............................................     32
SECTION  6.5.    Control by Majority...................................................     33
SECTION  6.6.    Limitation on Suits...................................................     33
SECTION  6.7.    Rights of Holders to Receive Payment..................................     33
SECTION  6.8.    Collection Suit by Trustee............................................     33
SECTION  6.9.    Trustee May File Proofs of Claim......................................     33
SECTION  6.10.   Priorities............................................................     34
SECTION  6.11.   Undertaking for Costs.................................................     34

                                            ARTICLE 7
                                             TRUSTEE

SECTION  7.1.    Duties of Trustee.....................................................     34
SECTION  7.2.    Rights of Trustee.....................................................     35
SECTION  7.3.    Individual Rights of Trustee..........................................     35
SECTION  7.4.    Trustee's Disclaimer..................................................     35
SECTION  7.5.    Notice of Defaults....................................................     36
SECTION  7.6.    Reports by Trustee to Holders.........................................     36

                                                                                          PAGE
                                                                                          ----
SECTION  7.7.    Compensation and Indemnity............................................     36
SECTION  7.8.    Replacement of Trustee................................................     37
SECTION  7.9.    Successor Trustee by Merger, Etc. ....................................     37
SECTION  7.10.   Eligibility; Disqualification.........................................     37
SECTION  7.11.   Preferential Collection of Claims Against Company.....................     38

                                            ARTICLE 8
                                     DISCHARGE OF INDENTURE

SECTION  8.1.    Legal Defeasance and Covenant Defeasance of the Notes.................     38
SECTION  8.2.    Termination of Obligations upon Cancellation of the Notes.............     40
SECTION  8.3.    Survival of Certain Obligations.......................................     40
SECTION  8.4.    Acknowledgment of Discharge by Trustee................................     40
SECTION  8.5.    Application of Trust Assets...........................................     40
SECTION  8.6.    Repayment to the Company; Unclaimed Money.............................     40
SECTION  8.7.    Reinstatement.........................................................     41

                                            ARTICLE 9
                                           AMENDMENTS

SECTION  9.1.    Without Consent of Holders............................................     41
SECTION  9.2.    With Consent of Holders...............................................     41
SECTION  9.3.    Compliance with Trust Indenture Act...................................     42
SECTION  9.4.    Revocation and Effect of Consents.....................................     42
SECTION  9.5.    Notation on or Exchange of Notes......................................     43
SECTION  9.6.    Trustee to Sign Amendments, Etc. .....................................     43

                                           ARTICLE 10
                                     MEETINGS OF NOTEHOLDERS

SECTION  10.1.   Purposes for Which Meetings May Be Called.............................     43
SECTION  10.2.   Manner of Calling Meetings............................................     44
SECTION  10.3.   Call of Meetings by Company or Holders................................     44
SECTION  10.4.   Who May Attend and Vote at Meetings...................................     44
SECTION  10.5.   Regulations May Be Made by Trustee; Conduct of the Meeting; Voting
                   Rights; Adjournment.................................................     44
SECTION  10.6.   Voting at the Meeting and Record to Be Kept...........................     45
SECTION  10.7.   Exercise of Rights of Trustee or Noteholders May Not Be Hindered or
                   Delayed by Call of Meeting..........................................     45
SECTION  10.8.   Procedures Not Exclusive..............................................     45

                                           ARTICLE 11
                                          SUBORDINATION

SECTION  11.1.   Notes Subordinated to Senior Debt.....................................     46
SECTION  11.2.   Priority and Payment over of Proceeds in Certain Events...............     46
SECTION  11.3.   Payments May Be Made Prior to Notice..................................     48
SECTION  11.4.   Rights of Holders of Senior Debt Not to Be Impaired...................     48
SECTION  11.5.   Authorization to Trustee to Take Action to Effectuate Subordination...     48
SECTION  11.6.   Subrogation...........................................................     48

                                                                                          PAGE
                                                                                          ----
SECTION  11.7.   Obligations of Company Unconditional..................................     49
SECTION  11.8.   The Trustee Entitled to Assume Payments Not Prohibited in Absence of
                   Notice..............................................................     49
SECTION  11.9.   Right of Trustee to Hold Senior Debt..................................     49
SECTION  11.10.  No Implied Covenants By or Obligations of the Trustee.................     49

                                           ARTICLE 12
                                          MISCELLANEOUS

SECTION  12.1.   Trust Indenture Act Controls..........................................     50
SECTION  12.2.   Notices...............................................................     50
SECTION  12.3.   Communication by Holders with Other Holders...........................     51
SECTION  12.4.   Certificate and Opinion as to Conditions Precedent....................     51
SECTION  12.5.   Statements Required in Certificate or Opinion.........................     51
SECTION  12.6.   Rules by Trustee and Agents...........................................     51
SECTION  12.7.   Legal Holidays........................................................     51
SECTION  12.8.   No Recourse Against Others............................................     51
SECTION  12.9.   Governing Law.........................................................     51
SECTION  12.10.  No Adverse Interpretation of Other Agreements.........................     52
SECTION  12.11.  Successors............................................................     52
SECTION  12.12.  Severability..........................................................     52
SECTION  12.13.  Counterpart Originals.................................................     52
SECTION  12.14.  Variable Provisions...................................................     52
SECTION  12.15.  Qualification of Indenture............................................     52
SECTION  12.16.  Table of Contents, Headings, Etc. ....................................     52
SECTION  12.17.  Indenture Controls over Form of Note..................................     52

Signatures.............................................................................     53

Exhibit A  Form of Note................................................................    A-1

Exhibit B  Form of Certificate.........................................................    B-1

Exhibit C  Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB
  Accredited Investors.................................................................    C-1

Exhibit D  Form of Certificate to Be Delivered in Connection with Transfers Pursuant to
  Regulation S.........................................................................    D-1

     INDENTURE dated as of October 21, 1997 between Metrocall, Inc., a Delaware corporation (the "Company"), and First Union National Bank, a national banking association with its principal corporate office in Richmond, Virginia, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's
9 3/4% Senior Subordinated Notes due 2007 (the "Notes"):

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1.  Definitions.

     The term "ACQUIRED DEBT" shall mean, with respect to any Person, (i) Debt of such Person existing at the time such Person becomes a Subsidiary of the Company (or such Person is merged into a Subsidiary of the Company) and (ii) Debt assumed by such Person in connection with the acquisition of assets by such Person from another Person (other than the Company or any of its Subsidiaries), PROVIDED that such Debt was not Incurred in connection with or in contemplation of such Person becoming a Subsidiary of the Company or such acquisition of assets, as the case may be.

     The term "AFFILIATE" of any Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     The term "AGENT" shall mean any registrar or paying agent, Transfer Agent, custodian for the Notes, or authenticating agent or co-registrar.

     The term "AGENT MEMBERS" shall have the meaning provided in Section 2.8(a).

     The term "ASSET DISPOSITION" by any Person shall mean any transfer, conveyance, sale, lease or other disposition by such Person or any of its Subsidiaries (including a consolidation or merger or other sale of any such Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding a disposition by a Subsidiary of such Person to such Person or a wholly owned Subsidiary of such Person or by such Person to a wholly owned Subsidiary of such Person, and excluding the creation of a lien, pledge or security interest) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Subsidiaries outside of the ordinary course of business, in any case where the consideration received by such Person or a Subsidiary of such Person or the fair market value of the assets subject to such disposition exceeds $1.0 million.

     The term "ASSET EXCHANGE TRANSACTION" shall mean any transaction pursuant to which properties or assets of the Company or a Subsidiary of the Company constituting a paging system within a geographically identifiable area and related properties and assets (an "Identifiable Paging System") or all of the shares of Capital Stock of a Subsidiary of the Company, the properties and assets of which constitute an Identifiable Paging System, are to be exchanged for properties or assets constituting an Identifiable Paging System of another Person or Persons or all of the shares of Capital Stock of another Person or Persons the properties and assets of which constitute an Identifiable Paging System.

     The term "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction shall mean, at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semiannually) of the obligation of the lessee of the property subject to such sale and leaseback transaction for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

     The term "BANKRUPTCY LAW" shall mean Title 11 of the United States Code or any similar Federal or state law for the relief of debtors.

     The term "BOARD OF DIRECTORS," when used with reference to the Company, shall mean the Board of Directors of the Company, or the Executive Committee of the Board of Directors of the Company.

     The term "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York and, if different, the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

     The term "CAPITAL LEASE OBLIGATION" of any Person shall mean the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     The term "CAPITAL STOCK" of any Person shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person and all other equity interests in such Person.

     The term "CEDEL Bank" shall have the meaning provided in Section 2.1.

     The term "CHANGE OF CONTROL" shall mean the occurrence of one or more of the following events: (i) a person or entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) of persons or entities shall have become the beneficial owner of a majority (by voting power or otherwise) of the securities of the Company ordinarily having the right to vote in the election of directors; (ii) during any consecutive three-year period commencing on or after the date hereof, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any directors who are members of such Board of Directors of the Company on the date hereof and any new directors whose election by such Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office which were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company to any person or entity or group (as so defined) of persons or entities (other than any wholly owned Subsidiary of the Company); (iv) the merger or consolidation of the Company with or into an other corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any person or entity or group (as so defined) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or (v) the adoption of a plan leading to the liquidation or dissolution of the Company.

     The term "CLOSING DATE" shall mean the date on which the Notes are originally issued under this Indenture.

     The term "COMMON STOCK" of any Person shall mean Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     The term "COMPANY" shall mean Metrocall, Inc. and, subject to the provisions of Article Five hereof, shall also include its successors and assigns.

     The term "CONSOLIDATED CASH FLOW" of any Person shall mean for any period the Consolidated Net Income of such Person for such period plus (i) Consolidated Interest Expense of such Person for such period, plus (ii) the consolidated income tax expense of such Person and its consolidated Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person and its consolidated Subsidiaries for such period, plus (iv) other non-cash charges reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period), minus (v) non-cash items increasing Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if and to the extent such Subsidiary could have paid such amount at the date of determination as a dividend to the Company by such Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     The term "CONSOLIDATED FIXED CHARGES" of any Person shall mean for any period (i) Consolidated Interest Expense of such Person plus (ii) Preferred Stock dividends declared and payable in cash or in kind in such period (or accrued in such period, whether or not declared and payable, in the case of cumulative Preferred Stock) by such Person or any of its consolidated Subsidiaries, other than any such dividends payable only in shares of Common Stock or options, warrants or other rights to purchase or acquire Common Stock, or payable by a Subsidiary of such Person to such Person or one of its wholly owned Subsidiaries.

     The term "CONSOLIDATED INTEREST EXPENSE" of any Person shall mean for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments of fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements, other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with GAAP; and (iv) the interest component associated with Capital Lease Obligations.

     The term "CONSOLIDATED NET INCOME" of any Person shall mean for any period the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED, that there shall be excluded therefrom (i) the net income (but not the net loss) of any Subsidiary of such Person which is subject to restrictions which prevent the payment of dividends and the making of distributions (by loans, advances, intercompany transfers or otherwise) to such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such Subsidiary without violation of any such restrictions, (ii) the net income (or loss) of any Person that is not a consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (iii) any gain or loss on any Asset Disposition by such Person or any of its Subsidiaries and (iv) any extraordinary gain or loss.

     The term "CORPORATE TRUST OFFICE" shall mean the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 901 East Cary Street, 2nd Floor, Richmond, Virginia 23219.

     The term "CREDIT FACILITY" shall mean the Amended and Restated Loan Agreement dated as of September 20, 1996, and amended on April 30, 1997, August 11, 1997 and October 16, 1997, among the Company, certain lenders and Toronto Dominion (Texas), Inc., as administrative agent for the lenders, providing for a senior secured credit facility, as the same may be amended (including any amendment and restatement thereof), modified, supplemented, extended, renewed, restated, refunded, refinanced, restructured or replaced from time to time.

     The term "DEBT" shall mean (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person,
(vi) Attributable Debt of such Person, (vii) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (viii) every obligation of another Person secured by a Lien on any asset of such Person (whether or not such obligation is assumed by such Person), PROVIDED, HOWEVER, that, unless such Debt constitutes Debt of the referent Person pursuant to any other clause of this definition, the amount of such Debt shall be the lesser of (A) the fair market value of such asset and (B) the amount of such Debt and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

     The term "DEFAULT" shall mean any event which is, or after notice or passage of time (as provided in this Indenture), or both, would be, an Event of Default.

     The term "DEPOSITARY" shall mean The Depository Trust Company, its nominees, and their respective successors, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

     The term "DESIGNATED SENIOR DEBT" shall mean any Senior Debt (other than under the Credit Facility) in an original principal amount or committed amount of not less than $50 million where the instrument governing such Senior Debt expressly states that such Debt is "Designated Senior Debt" for purposes of this Indenture and a Resolution of the Board of Directors setting forth such designation by the Company has been filed with the Trustee.

     The term "EUROCLEAR" shall have the meaning provided in Section 2.1.

     The term "EVENT OF DEFAULT" shall have the meaning specified in Section
6.1.

     The term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     The term "EXCHANGE NOTES" shall mean Notes that have been registered under the Securities Act and that are issued and exchanged for Notes pursuant to the Registration Rights Agreement and this Indenture.

     The term "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date on which the Notes are first authenticated and delivered under this Indenture.

     The term "GLOBAL NOTES" shall have the meaning provided in Section 2.1.

     The term "GUARANTY" by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guarantee," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     The term "HOLDER," "HOLDER OF NOTES" or other similar terms, shall mean the person in whose name a particular Note shall be registered on the books of the Company kept for that purpose in accordance with the terms hereof, and the word "majority," used in connection with the terms "Holder," "Holder of Notes," or other similar terms, shall signify the "majority in principal amount" whether or not so expressed.

     The term "INCUR" shall mean, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation, or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

     The term "INDENTURE" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

     The term "INSTITUTIONAL ACCREDITED INVESTOR" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     The term "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time hereafter, or any successor federal income tax laws.

     The term "LIEN" shall mean, with respect to any property or assets, any mortgage or deed of trust, pledge, security interest, lien, charge, encumbrance of any kind in respect of such properties or assets or other security agreement (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     The term "MATURITY" when used with respect to any Note, shall mean the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     The term "NET AVAILABLE PROCEEDS" from any Asset Disposition by any Person shall mean cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by the assets subject to such Asset Disposition in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition and (iv) a reasonable reserve for the after-tax costs of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Disposition.

     The term "NOTES" shall mean the 9 3/4% Senior Subordinated Notes due 2007 that are issued under this Indenture.

     The term "NOTEHOLDER" means a Holder of one or more Notes.

     The term "OFFICER" shall mean any of the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, the Chief Financial Officer, the Treasurer or the Secretary or Assistant Secretary of the Company.

     The term "OFFICERS' CERTIFICATE" shall mean a certificate signed by two Officers or by an Officer and an Assistant Treasurer of the Company complying with the applicable provisions of Sections 12.4 and 12.5 hereof.

     The term "OFFSHORE GLOBAL NOTE" shall have the meaning provided in Section 2.1.

     The term "OFFSHORE PHYSICAL NOTE" shall have the meaning provided in
Section 2.1.

     The term "OPINION OF COUNSEL" shall mean, with respect to any Person, an opinion in writing signed by legal counsel (who may be an employee of or counsel to such Person) who is reasonably acceptable to the Trustee and, as otherwise contemplated hereby, the Company, complying with the applicable provisions of Sections 12.4 and 12.5 hereof.

     The term "PERMITTED LIENS" means: (i) Liens incurred and pledges and deposits made in the ordinary course of business in connection with liability insurance, workers' compensation, unemployment insurance, old-age pensions, and other social security benefits other than in respect of employee benefit plans subject to ERISA; (ii) Liens securing performance, surety, and appeal bonds and other obligations of like nature incurred in the ordinary course of business;
(iii) Liens on goods and documents securing trade letters of credit; (iv) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, and vendors' liens, incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings; (v) Liens securing the payment of taxes, assessments, and governmental charges or levies (a) either (1) not delinquent or (2) being contested in good faith by appropriate legal or administrative proceedings and
(b) as to which adequate reserves shall have been established on the books of the relevant Person in conformity with GAAP; (vi) zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions, or restrictions on the use of any parcel of property that are routinely granted in real estate transactions or do not interfere in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries or the value of such property for the purpose of such business;
(vii) Liens on property existing at the time such property is acquired and Liens on the assets of any Subsidiary of the Company at the time such Subsidiary is acquired, provided such Liens apply only to such acquired property; (viii) Liens existing as of the date of this Indenture; (ix) Liens securing Debt Incurred for the purpose of financing all or any part of the cost of acquiring any property, equipment or other assets (whether by merger, consolidation, purchase of assets or otherwise), PROVIDED that such Debt is Incurred prior to, at the time of, or within 60 days after the acquisition of such assets solely for the purpose of financing the acquisition of such assets in compliance with the provision described under Section 4.9; (x) any attachment or judgment Lien, unless the judgment it secures would constitute an Event of Default; (xi) Liens with respect to assets of a Subsidiary granted by such Subsidiary to the Company to secure Debt owing to the Company; (xii) rights of banks to set off deposits against debts owed to said banks; (xiii) any interest or title of a lessor in property of the Company or a Subsidiary of the Company subject to any capitalized lease or operating lease, as each are defined under GAAP; (xiv) other Liens incidental to the conduct of the business of the Company or any of its Subsidiaries, as the case may be, or the ownership of their assets that do not materially detract from the value of the property of the Company or a Subsidiary of the Company subject thereto; (xv) Liens securing Refinancing Debt, PROVIDED that such Liens only extend to the property or assets securing the Debt being refinanced, such refinanced Debt was previously secured by similar Liens on such property or assets and the Debt (or other obligations) secured by such Liens is not increased; and (xvi) Liens in addition to the foregoing securing Debt not to exceed $500,000 in the aggregate outstanding at any time.

     The term "PERMITTED STOCK REPURCHASE" shall mean, with respect to the Company, the purchase or redemption for fair market value (as determined by a majority of the Board of Directors of the Company, including a majority of the independent, disinterested directors and evidenced by a resolution of the Board of Directors of the Company) of shares of Capital Stock of the Company (including stock appreciation rights and similar securities) held by any present or former officer of the Company or by an employee stock ownership plan or similar trust for the account of such present or former officer upon such person's death, disability, retirement or termination of employment or under the terms of any such plan or any other agreement under which such shares were originally issued.

     The term "PERSON" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     The term "PHYSICAL NOTES" shall have the meaning provided in Section 2.1.

     The term "PREFERRED STOCK," as applied to the Capital Stock of any Person, shall mean Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     The term "PRIVATE PLACEMENT LEGEND" shall mean the legend initially set forth on the Notes in the form set forth in Section 2.2.

     The term "PRO FORMA CONSOLIDATED CASH FLOW" of any Person shall mean for any period the Consolidated Cash Flow of such Person for such period calculated on a pro forma basis to give effect to any Asset Disposition or acquisition of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during such period or any subsequent period as if such Asset Disposition or acquisition had taken place on the first day of such period.

     The term "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A.

     The term "REDEEMABLE STOCK" shall mean any equity security that by its terms or otherwise is required to be redeemed prior to the Stated Maturity of the Notes, or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Notes.

     The term "REDEMPTION DATE", when used with respect to any Note to be redeemed or repurchased, shall mean the date fixed for such redemption or repurchase by or pursuant to this Indenture.

     The term "REDEMPTION PRICE" shall mean the amount payable for the redemption or repurchase of any Note on the Redemption Date, and shall always include interest accrued and unpaid to the Redemption Date, unless otherwise specifically provided.

     The term "REFINANCING DEBT" shall mean (i) any Debt of the Company that renews, refunds or extends any outstanding Debt of the Company or a Subsidiary of the Company which Debt was Incurred in compliance with this Indenture (other than Debt Incurred under the Credit Facility or in connection therewith), and
(ii) any Debt of a Subsidiary of the Company that renews, refunds or extends any Debt of such Subsidiary which Debt was Incurred in compliance with this Indenture (other than Guarantees of Debt Incurred under the Credit Facility or in connection therewith), in any case in an amount not to exceed the outstanding principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company Incurred in connection with such refinancing, PROVIDED that, (A) in the case of any refinancing of the Notes or any pari passu Debt, such Refinancing Debt is made pari passu or subordinate in right of payment to the Notes, (B) in the case of any refinancing of Debt that is subordinate in right of payment to the Notes, such Refinancing Debt is made subordinate in right of payment to the Notes to the same extent as the Debt refinanced thereby, and (C) such Refinancing Debt has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being renewed, refunded or extended.

     The term "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as of October 21, 1997 among the Company and Morgan Stanley & Co. Incorporated, TD Securities (USA) Inc., First Union Capital Markets Corp. and NationsBanc Montgomery Securities, Inc.

     The term "REGISTRATION STATEMENT" shall mean the Registration Statement as defined and described in the Registration Rights Agreement.

     The term "REGULATION S" shall mean Regulation S under the Securities Act.

     The term "RELATED PERSON" shall mean any Person owning (i) 5% or more of the outstanding Common Stock of the Company or a Subsidiary of the Company or
(ii) 5% or more of the Voting Stock of the Company or a Subsidiary of the Company.

     The term "RESPONSIBLE OFFICER" shall mean any officer of the Trustee with direct responsibility for the administration of this Indenture or who is otherwise exercising judgment with respect to this Indenture.

     The term "RULE 144A" shall mean Rule 144A under the Securities Act.

     The term "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     The term "SENIOR DEBT" shall mean (i) the principal of, premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, penalties and any obligation of the Company for reimbursement, indemnities and fees relating to, Debt outstanding pursuant to the Credit Facility, (ii) all other debt of the Company referred to in the definition of Debt other than clauses
(vii) and (ix) (with respect to clause (vii) of such definition) thereof, (iii) payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements required by the Credit Facility, where the counterparty to such agreement is a lender under the Credit Facility, and (iv) all renewals, extensions, modifications, refinancings, refundings and amendments of any Debt or payment obligations referred to in clause (i), (ii), or (iii) above (including, without limitation, any interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements that are entered into by the Company for the purpose of modifying, terminating or hedging any agreement that constitutes Senior Debt under clause (iii) above whether or not such modification, termination or hedge was required by the Credit Facility and whether or not the counterparty to such agreement is a lender or former lender under such Credit Facility), unless, in the case of any particular Debt referred to above, (a) such Debt is owed to a Subsidiary of the Company, (b) the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt is not superior in right of payment to the Notes, (c) such Debt is Incurred in violation of the Indenture, or (d) such Debt is by its terms subordinate in right of payment in respect of any other Debt of the Company.

     The term "SENIOR REPRESENTATIVE" shall mean any trustee, agent or representative, if any, for the holders of any Designated Senior Debt.

     The term "STATED MATURITY" when used with respect to any security or Debt, or any installment of interest thereon, shall mean the date specified in such security or the instrument relating to such Debt as the fixed date on which the principal of such security or Debt or such installment of interest is due and payable.

     The term "SUBSIDIARY" of any Person shall mean (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof, PROVIDED, that an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of the Company for purposes of this Indenture.

     The term "TIA" or "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939 as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.3 hereof and except to the extent any amendment to the TIA retroactively applies to this Indenture.

     The term "TRANSFER AGENT" shall mean any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Notes.

     The term "TRUSTEE" shall mean the Person identified as the Trustee in the recitals of this Indenture, or any successor appointed pursuant to this Indenture.

     The term "UNRESTRICTED SUBSIDIARY" shall mean (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and
(ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (other than as provided below but including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, PROVIDED, that (a) either (x) the Subsidiary to be so designated has total assets of $10,000 or less or (y) immediately after giving effect to such designation, the Company could Incur $1.00 of additional Debt pursuant to the first paragraph of Section 4.9 and (b) immediately after giving effect to such designation, the Company could make an additional Restricted Payment of $1.00 pursuant to the first paragraph of Section 4.11; PROVIDED, that the holders of Debt thereof do not have direct or indirect recourse against the Company or any Subsidiary of the Company and neither the Company nor any Subsidiary of the Company otherwise has liability, for any payment obligations in respect of such Debt. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, PROVIDED, that immediately after giving effect to such designation, the Company could Incur $1.00 of additional Debt pursuant to the first paragraph of Section 4.9.

     The term "U.S. GLOBAL NOTES" shall have the meaning provided in Section
2.1.

     The term "U.S. GOVERNMENT OBLIGATIONS" shall mean securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality, of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

     The term "U.S. PHYSICAL NOTES" shall have the meaning provided in Section 2.1.

     The term "VOTING STOCK" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     The term "WEIGHTED AVERAGE LIFE TO MATURITY" shall mean, when applied to any Debt at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Debt.

     SECTION 1.2.  Other Definitions.

                                    TERM                                        DEFINED IN SECTION
-----------------------------------------------------------------------------   ------------------
"Acceleration Due to Blockage"...............................................           6.2
"Act"........................................................................           1.5
"Blockage Period"............................................................          11.2
"Change of Control Offer"....................................................           4.17
"Commission".................................................................           4.7
"covenant defeasance"........................................................           8.1
"Events of Default"..........................................................           6.1
"Indemnification Agreements".................................................           4.14
"legal defeasance"...........................................................           8.1
"pari passu Debt"............................................................           4.15
"Paying Agent"...............................................................           2.4
"Registrar"..................................................................           2.4
"Repurchase Date"............................................................           4.17
"Required Filing Dates"......................................................           4.7
"Restricted Payment".........................................................           4.11
"Senior Nonmonetary Default".................................................          11.2
"Senior Payment Default".....................................................          11.2
"Surviving Entity"...........................................................           5.2

     SECTION 1.3.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes;
          "INDENTURE SECURITYHOLDER" means a Noteholder;
          "INDENTURE TO BE QUALIFIED" means this Indenture;
          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and "OBLIGOR" on the Notes means the Company, any other obligor upon the
     Notes or any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

     SECTION 1.4.  Rules of Construction.

     Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (3) "or" is not exclusive; (4) words in the singular include the plural, and words in the plural include the singular; and (5) provisions apply to successive events and transactions.

     SECTION 1.5.  Acts of Holders.

     (1) Meetings of Noteholders shall be conducted in accordance with Article 10 hereof. Any other request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Actions taken at meetings pursuant to Article 10 hereof and such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.5.

     (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

     (3) The ownership of Notes shall be proved by the register maintained by the Registrar.

     (4) Subject to the provisions of Section 9.4, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every
Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note. However, any such Holder or subsequent Holder may revoke the request, demand, authorization, direction, notice, consent, waiver or other Act as to his or her Note or portion thereof if the Trustee receives written notice of revocation before the date such Act becomes effective.

                                   ARTICLE 2

                                   THE NOTES

     SECTION 2.1.  Form and Dating.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth in Exhibit A. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form, without coupons, in denominations of $1,000 in principal amount or any integral multiple thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons, substantially in the form set forth in Exhibit A (the "U.S. Global Notes"), deposited with the Trustee, as custodian for, and registered in the name of a nominee of, the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A (the "Offshore Global Notes"), deposited with the Trustee, as custodian for, and registered in the name of a nominee of, the Depositary for the accounts of the Euroclear System ("Euroclear") and Cedel Bank Societe Anonyme ("Cedel Bank"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Notes offered and sold in reliance on Regulation D under the Securities Act shall be issued in the form of permanent certificated Notes in fully registered form without interest coupons in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). Notes issued pursuant to Section
2.8 in exchange for interests in the Offshore Global Notes shall be in the form of permanent certificated Notes in fully registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Notes").

     The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Note and the Offshore Global Note are sometimes referred to herein as the "Global Notes."

     The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

     SECTION 2.2. Restrictive Legends. Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) each U.S. Global Note and each U.S. Physical Note shall bear the legend set forth below on the face thereof and (ii) each Offshore Physical Note and each Offshore Global Note shall bear the legend set forth below on the face thereof until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto.

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF SUCH NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO METROCALL, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO METROCALL, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED

        TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND METROCALL, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO METROCALL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.9 OF THE INDENTURE.

     SECTION 2.3.  Execution and Authentication.

     Two Officers (each of whom shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes.

     If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate Notes for original issue in the aggregate principal amount of $200.0 million upon a written order of the Company executed by two Officers. The written order shall specify the amount and type of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and the legends, if any, to be placed on the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $200.0 million except as provided in Section 2.11 hereof.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

     SECTION 2.4.  Registrar and Paying Agent.

     The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York and, in the event the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of the Notes and this Indenture may be served. The Company may serve as the Agent referred to in clause (a), (b) or (c) above. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to and approval of the Trustee, may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent reasonably acceptable to the Trustee. The term "Registrar" includes any appointed co-registrar. The Company initially appoints the Trustee as Registrar and Paying Agent and agent to receive notices and demands in respect of the Notes until such time as the Trustee has resigned or a successor has been appointed.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

     SECTION 2.5.  Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such money has been distributed to it by the Company or any other obligor on the Notes), and will notify the Trustee in writing of any Default by the Company (or any other obligor upon the Notes) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such money and hold it as a separate trust fund. While any such Default continues, the Trustee may require a Paying Agent to pay all such money held by it to the Trustee. The Company (or any other obligor upon the Notes) at any time may require a Paying Agent to pay all such money held by it to the Trustee. Upon such payment to the Trustee, the Paying Agent (if other than the Company, a Subsidiary or any other obligor upon the Notes) shall have no further liability for such money.

     SECTION 2.6.  Noteholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company (or any other obligor upon the Notes) shall furnish to the Trustee at least seven Business Days before each interest payment date (and in all events at intervals of not more than six months) and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, and the Company shall otherwise comply with TIA Section 312(a).

     SECTION 2.7.  Transfer and Exchange.

     Where Notes are presented to the Registrar or a co-registrar with a request to register the transfer of such Notes or exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange if its requirements for such transactions are met, PROVIDED that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar or co-registrar and the Trustee, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate the Notes at the Registrar's or co-registrar's request. Notwithstanding anything else in this Section 2.7 to the contrary, no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission (confirmed in an Officers' Certificate delivered to the Trustee) and any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee.

     The Registrar or co-registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business on a Business Day 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Note being redeemed in part.

     No service charge shall be made for any registration of transfer or exchange; PROVIDED, HOWEVER, that the Company, Registrar or Trustee, as appropriate, may require payment of a sum sufficient to pay any taxes or similar governmental charges that may be imposed in connection with the transfer or exchange of Notes from the Noteholder requesting such transfer or exchange (other than any such transfer taxes or similar governmental charges arising under the laws of the United States or of any State thereof payable upon transfers or exchanges pursuant to Sections 2.10, 2.13, 3.6, 3.8, 4.17 or 9.5 hereof).

     SECTION 2.8. Book-Entry Provisions for Global Notes. (a) The U.S. Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, and, with respect to Offshore Global Notes, for the accounts of Euroclear and Cedel Bank, (ii) be delivered to the Trustee as custodian for such Depositary and
(iii) bear legends as set forth in Section 2.2.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary or, if applicable, those of Euroclear and Cedel Bank, and the provisions of Section 2.9. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Global Notes, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Notes or the Offshore Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or
     (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depositary.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) In connection with any transfer of a portion of the beneficial interests in a U.S. Global Note or Offshore Global Note to beneficial owners pursuant to paragraph (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes or Offshore Global Notes in an amount equal to the principal amount of the beneficial interest in such Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes or Offshore Physical Notes, as the case may be, of like tenor and amount.

          (e) In connection with the transfer of the entire U.S. Global Note or Offshore Global Note to beneficial owners pursuant to paragraph (b) of this Section, the U.S. Global Note or Offshore Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary or, if applicable, by Euroclear or Cedel Bank, in exchange for its beneficial interest in the U.S. Global Note or Offshore Global Note, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

          (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b), (d) or (e) of this Section shall, except as otherwise provided by paragraph (e) of Section 2.9, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.2.

          (g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Note pursuant to paragraph (b), (d) or (e) of this Section shall, except as otherwise provided by paragraph (e) of Section 2.9, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.2.

          (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (i) Beneficial owners of interests in a U.S. Global Note may receive U.S. Physical Notes (which shall bear the Private Placement Legend if required by Section 2.2) in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such U.S. Physical Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant U.S. Global Note equal to the principal amount of such U.S. Physical Notes and the Company shall execute and the Trustee shall authenticate and deliver one or more U.S. Physical Notes having an equal aggregate principal amount.

          (j) With respect to Offshore Global Notes, investors may hold their interests in such Notes directly through Cedel Bank or Euroclear, if they are participants in Cedel Bank or Euroclear, or indirectly through organizations that are participants in Cedel Bank or Euroclear. On or after the 40th day after the Closing Date, investors also may hold their interests through organizations other than Cedel Bank or Euroclear that are Agent Members. Cedel Bank and Euroclear shall hold interests in Offshore Global Notes on behalf of their Agent Members through the Depositary.

     SECTION 2.9. Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

             (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or
        (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $100,000 at the time of such transfer, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

             (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and
        (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Note, an interest in a U.S. Global Note or an interest in an Offshore Global Note prior to the removal of the Private Placement Legend to a QIB (excluding Non-U.S. Persons):

             (i) If the Note to be transferred consists of (x) either (A) an interest in an Offshore Global Note prior to the removal of the Private Placement Legend or (B) U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Notes, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

             (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

          (c) Transfers of Interests in the Offshore Global Note or Offshore Physical Notes. The following provisions shall apply with respect to any transfer of interests in the Offshore Global Notes or Offshore Physical
     Notes:

             (i) prior to the removal of the Private Placement Legend from an Offshore Global Note or Offshore Physical Note pursuant to Section 2.2, the Registrar shall refuse to register such transfer unless such transfer complies with Section 2.9(b) or Section 2.9(d), as the case may be; and

             (ii) after such removal, the Registrar shall register the transfer of any such Note without requiring any additional certification.

          (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S.
     Person:

             (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in the U.S. Global Note only upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

             (ii) (a) If the proposed Transferor is an Agent Member holding a beneficial interest in a U.S. Global Note, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Note in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Note.

          (e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraphs (a)(i)(x) or (c)(ii) of this Section 2.9 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act, PROVIDED that the Registrar shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          The Registrar shall retain copies of all letters, notices and other written communications received by the Registrar pursuant to Section 2.8 or this Section 2.9. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     SECTION 2.10.  Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, and the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company in the form of an Officers' Certificate, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond or other form of indemnification must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge the Holder for its reasonable out-of-pocket expenses in replacing a Note. Every replacement Note is an additional obligation of the Company.

     SECTION 2.11.  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled or those delivered to it for cancellation and those described in this Section 2.11 as not outstanding.

     If a Note is replaced pursuant to Section 2.10 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.10 hereof.

     If an amount of money necessary to pay or redeem any Note shall be deposited in trust with the Trustee (and in the case of a Note which is to be redeemed prior to the Stated Maturity thereof, notice of such redemption shall be duly given or provision satisfactory to the Trustee shall be made for giving such notice), it ceases to be outstanding and interest on it ceases to accrue on and after the Redemption Date.

     If a Note is cancelled by the Trustee or delivered to the Trustee for cancellation, it ceases to be outstanding and interest on it ceases to accrue.

     A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as otherwise provided in Section 2.12 hereof.

     SECTION 2.12.  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any other obligor upon the Notes or an Affiliate of the Company or such other obligor shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

     SECTION 2.13.  Temporary Notes.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company pursuant to Section 2.3 hereof, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

     SECTION 2.14.  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee for cancellation any Notes surrendered to them for registration of transfer, exchange, payment, repayment or redemption. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary of the Company), and no one else, shall promptly cancel all Notes so delivered to the Trustee or surrendered for registration of transfer, exchange, payment, repayment, redemption, replacement or cancellation and shall destroy cancelled Notes in accordance with the usual destruction procedures of the Trustee, unless the Company directs them to be returned to it by written order in the form of an Officers' Certificate. Subject to Section 2.10 hereof, the Company may not issue and the Trustee shall not authenticate new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed in accordance with the usual destruction procedures of the Trustee and a record of their destruction shall be maintained by the Trustee. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.14.

     SECTION 2.15.  Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day, in each case at the rate provided in the Notes. The Company shall, with the consent of and by written notice to the Trustee, fix each such special record date and payment date. At least 15 days before the special record date, the Company shall pay the amount due to the Trustee and the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     SECTION 2.16.  Persons Deemed Owners.

     Prior to due presentment of a Note for registration of transfer and subject to Section 2.15 hereof, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the Person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving payments of principal of, premium, if any, or interest on, such Note and for all other purposes; and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

     SECTION 2.17.  CUSIP, CINS and ISIN Numbers.

     The Company in issuing the Notes may use "CUSIP", "CINS", "ISIN" or other identification numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers, CINS numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders, PROVIDED that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only to the other identification numbers printed on the Notes, PROVIDED FURTHER that failure to use "CUSIP", "CINS", "ISIN" or other identification numbers in any notice of redemption or exchange shall not effect the validity or sufficiency of such notice

     SECTION 2.18.  Issuance of Additional Notes.

     The Company may, subject to Article Four of this Indenture, issue additional Notes under this Indenture. The Notes issued on the Closing Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                   ARTICLE 3

                                   REDEMPTION

     SECTION 3.1.  Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price. If the Company elects to have the Trustee furnish notice of redemption (as described above) of the Notes to the Holders, the Company shall notify the Trustee in writing and provide all the information and documentation required by this paragraph, at least 45 days but not more than 60 days before a Redemption Date.

     If the Company is required to repurchase Notes pursuant to the provisions of Section 4.17 hereof, it shall notify the Trustee in writing, at least 30 days but not more than 60 days before a Redemption Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Redemption Date, the principal amount of Notes to be repurchased and the Redemption Price and shall furnish to the Trustee an Officers' Certificate to the effect that (a) the Company is required to make or has made a Change of Control Offer and (b) the conditions set forth in Section 5.1 hereof have been satisfied. If the Company elects to have the Trustee furnish notice of repurchase (as described above) of the Notes to the Holders, the Company shall notify the Trustee in writing and provide all the information and documentation required by this paragraph, at least 45 days but not more than 60 days before a Redemption Date.

     If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

     SECTION 3.2.  Selection of Notes to Be Redeemed.

     If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange or if no such requirements exist, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that any Notes with a principal amount of $1,000 or less shall not be redeemed or purchased in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes, held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     In the event the Company is required to make an offer to redeem Notes pursuant to Section 4.15 hereof and the amount of the Net Available Proceeds from the Asset Disposition are not evenly divisible by $1,000, the Trustee shall hold the remaining portion of such Net Available Proceeds that are not so divisible until such amount, together with the Net Available Proceeds from any subsequent Asset Disposition, may be applied to make an offer to redeem Notes pursuant to Section 4.15.

     SECTION 3.3.  Notice of Redemption.

     Subject to the provisions of Section 3.8 hereof, at least 30 days but not more than 60 days before a Redemption Date, the Company shall send by first class mail a notice of redemption to each Holder, at the last address for such Holder then shown on the registry books, whose Notes are to be redeemed, with a copy to the Trustee.

     The notice shall identify the Notes to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed (which portion shall not be less than $1,000) and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of such Notes;

          (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

          (8) the paragraph of this Indenture pursuant to which the Notes called for redemption are being redeemed.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense, PROVIDED that the Company shall deliver to the Trustee, at least 45 days prior to the

Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     SECTION 3.4.  Effect of Notice of Redemption.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes shall be paid at the Redemption Price, on condition that sufficient funds to pay the Redemption Price of such Notes have been deposited with the Paying Agent; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.

     SECTION 3.5.  Deposit of Redemption Price.

     At least one Business Day prior to the Redemption Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the redemption date, segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

     If the Company complies with the preceding paragraph, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the Redemption Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

     SECTION 3.6.  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     SECTION 3.7.  Optional Redemption.

     The Company may redeem all or any of the Notes at any time on or after November 1, 2002 at the Redemption Prices set forth in the Notes. Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

     SECTION 3.8.  Redemption Upon Change of Control Offer.

     The Company shall redeem Notes in accordance with the provisions of Section
4.17 hereof at a price of 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date. Any redemption pursuant to this
Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

     SECTION 3.9.  Redemption Pursuant to Section 4.15.

     The Company shall redeem Notes in accordance with the provisions of Section
4.15 hereof at a price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date. Any redemption pursuant to this
Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                   ARTICLE 4

                                   COVENANTS

     Subject to the provisions of Section 8.1 hereof, so long as Notes are outstanding hereunder, the Company covenants for the benefit of the Holders that:

     SECTION 4.1.  Payment of Principal and Interest.

     The Company shall pay the principal, premium, if any, and interest on the Notes in the manner provided in the Notes and this Indenture. One Business Day prior to any Stated Maturity, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest. An installment of principal or interest (or a payment of premium, if applicable) shall be considered paid on the date due if the Trustee or the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment in full. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose. Such interest on the Notes shall be payable without presentation of such Notes only to, or upon the written order of, the Holders of such Notes. Payments of interest shall be made either, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear on the register of Notes or at the office or agency of the Company maintained in accordance with Section 4.2 hereof.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Notes.

     SECTION 4.2.  Maintenance of Office or Agency for Notices and Demands.

     The Company shall maintain in the Borough of Manhattan, The City of New York and, in the event the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, an office or agency where the Notes may be presented for payment, an office or agency where the Notes may be presented for registration of transfer and for exchange as provided in this Indenture and an office or agency where notices and demands to or upon the Company in respect of such Notes or of this Indenture may be served. Until otherwise designated by the Company in a written notice to the Trustee, such office or agency in The City of New York shall be the corporate trust office of the Trustee, which shall be, until further notice to the Company by the Trustee, at 40 Broad Street, Fifth Floor, Suite 550, New York, NY 10004, and, in the event the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg at Banque Internationale a Luxembourg, S.A., 69 route
d'Esch, L-1470 Luxembourg           .

     SECTION 4.3.  Insurance Matters.

     The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

     SECTION 4.4.  Compliance Certificate; Notice of Default.

     (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the

Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every of its covenants contained in this Indenture and no Default or Event of Default occurred during such year or, if such signers do know of any Default or Event of Default, the certificate shall describe such Default or Event of Default and its status with reasonable particularity.

     (b) The Company shall deliver to the Trustee, within five (5) Business Days after becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, a notice identifying in reasonable detail the circumstances relating to such Default or Event of Default.

     SECTION 4.5.  Corporate Existence.

     Subject to Article Five hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such material right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of the Notes.

     SECTION 4.6.  Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before any material penalty accrues thereon, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 4.7.  Reports.

     So long as any of the Notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the Securities and Exchange Commission (the "Commission") the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) of the Exchange Act if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file such documents if the Company were so subject. The Company shall also in any event within 15 days after each Required Filing Date mail to the Trustee, and shall mail or cause to be mailed to each Holder, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections; PROVIDED, HOWEVER, that the copies of such reports mailed to Holders may omit exhibits. Upon qualification of this Indenture under the TIA, the Company shall also comply with the other provisions of TIA Section 314(a). Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

     SECTION 4.8.  Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.9.  Limitation on Incurrence of Debt.

     The Company may not Incur, and may not permit any of its Subsidiaries to Incur, any Debt; PROVIDED, HOWEVER, that (a) the Company may Incur any Debt and
(b) the Company may permit a Subsidiary to Incur Acquired Debt, if, in either case, immediately thereafter the ratio of (A) the aggregate principal amount of Debt of the Company and its Subsidiaries outstanding as of the date of such Incurrence to (B) Pro Forma Consolidated Cash Flow for the most recently ended full fiscal quarter multiplied by four, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such fiscal quarter, would be less than 6.0 to 1 but greater than zero.

     Notwithstanding the foregoing limitation, the Company may Incur and, as applicable, may permit its Subsidiaries to Incur, without duplication, the following Debt: (i) Debt of the Company or any Subsidiary under the Credit Facility in an aggregate principal amount not to exceed $150.0 million at any one time outstanding; (ii) Guarantees by Subsidiaries of Debt under the Credit Facility Incurred by the Company in accordance with this covenant; (iii) Debt of the Company evidenced by the Notes; (iv) Debt owed by the Company to any wholly owned Subsidiary of the Company or owed by any wholly owned Subsidiary of the Company to the Company or any other wholly owned Subsidiary of the Company (but only so long as such Debt is held by the Company or such wholly owned Subsidiary); (v) Debt outstanding on the date the Notes are originally issued under the Indenture; (vi) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, PROVIDED that such Debt is extinguished within two Business Days of its Incurrence; (vii) Refinancing Debt; and (viii) renewals of Guarantees permitted by clause (ii) above.

     For purposes of determining any particular amount of Debt under this covenant, Guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of such amount shall not also be included. For the purpose of determining compliance with this covenant, (A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses; and (B) the amount of Debt issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     SECTION 4.10.  Limitation on Certain Debt.

     So long as any of the Notes are outstanding, the Company will not Incur any Debt that is by its terms subordinate or junior in any respect in right of payment to any Senior Debt and that is senior in any respect in right of payment to the Notes.

     SECTION 4.11.  Limitation on Restricted Payments.

     The Company may not, and may not permit any of its Subsidiaries to, (i) directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof (including pursuant to a merger or consolidation of the Company, but excluding any dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock)), other than dividends or distributions payable to the Company or any wholly owned Subsidiary of the Company, or by a Subsidiary of the Company to a holder who is not the Company or a Subsidiary of the Company, PROVIDED that such dividend or distribution is paid to all of the holders of the Capital Stock of the payor of such dividend, pro rata in accordance with their respective interests, (ii) directly or indirectly, repurchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Related Person, (iii) purchase or otherwise acquire any Capital Stock of, or make any loan, advance, capital contribution to or investment in, or any payment on a Guarantee of any obligation of, any Affiliate or any Related Person (other than the Company or a wholly owned Subsidiary of the Company), inclusive of any such purchase, loan, advance, capital contribution to or investment in, or payment on a Guarantee of any obligation of, any Affiliate or Related Person pursuant to a transaction whereby any such Affiliate or Related Person becomes an Affiliate or Related Person, but exclusive of any such purchase, loan, advance, capital contribution to or investment in, or payment on a Guarantee of any obligation of, any Person pursuant to a transaction whereby any such Person becomes a Subsidiary of the Company, in each case unless otherwise prohibited by the terms of this Indenture, or (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment (other than with the proceeds of Refinancing Debt) Debt of the Company which is subordinate in right of payment to the Notes (each of clauses (i) through (iv) being a "Restricted Payment"), if at the time of such Restricted Payment, or after giving effect thereto: (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, (2) the Company could not Incur $1.00 of additional Debt pursuant to the first paragraph of
Section 4.9 hereof, or (3) the aggregate of all Restricted Payments from June 30, 1995 exceeds the sum of: (a) the excess of (x) 100% of cumulative Consolidated Cash Flow after June 30, 1995 through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Company are available over (y) the product of 2.0 times cumulative Consolidated Fixed Charges after June 30, 1995 through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Company are available; and (b) 100% of the aggregate net proceeds received by the Company from the issuance or sale after June 30, 1995 of (A) Capital Stock (other than Redeemable Stock) of the Company or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company or
(B) Debt of the Company that has been converted or exchanged into Capital Stock (other than Redeemable Stock) of the Company (to the extent such Debt is so converted or exchanged).

     The foregoing provision will not be violated by reason of (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provision; (ii) any payment for the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Capital Stock (other than Redeemable Stock) of the Company;
(iii) the purchase, redemption, defeasance or other acquisition or retirement of Debt of the Company which is subordinate in right of payment to the Notes, in exchange for, by conversion into, or out of the net proceeds of, a substantially concurrent (a) issuance or sale (other than to a Subsidiary) of Capital Stock (other than Redeemable Stock) of the Company, or (b) Incurrence of Refinancing Debt with respect to such subordinated Debt; (iv) Permitted Stock Repurchases by the Company not to exceed $2.0 million individually or $6.0 million in the aggregate during such time as any of the Notes are outstanding; (v) Restricted Payments consisting of investments in telecommunications businesses in an aggregate amount not exceeding $20.0 million; or (vi) the making of other Restricted Payments in an aggregate amount not exceeding $10.0 million; PROVIDED, that no Default or Event of Default shall have occurred and be continuing at the time, or shall occur as a result, of any of the actions contemplated in clauses (ii) through (vi) above. Any payment made pursuant to clauses (i) through (iv) of this paragraph (other than subclause (iii)(b) of this paragraph) shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments under the preceding paragraph.

     SECTION 4.12. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

     The Company may not, and may not permit any Subsidiary of the Company to, create, assume or otherwise suffer to exist any encumbrance or restriction on the ability of any Subsidiary of the Company, directly or indirectly, (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Subsidiary of the Company; (ii) to make loans or advances to the Company or any Subsidiary of the Company; or (iii) to transfer any of its property or assets to the Company or a Subsidiary of the Company. Notwithstanding the foregoing, the Company may, and may permit any of its Subsidiaries to, create, assume or otherwise suffer to exist any such encumbrance or restriction on the ability of any Subsidiary of the Company if and to the extent (a) subject to the provisions described under
Section 5.1 hereof, such encumbrance or restriction existed prior to the time any Person became a Subsidiary of the Company and such restriction or encumbrance was not incurred in anticipation of such acquisition of such Person by the Company; PROVIDED, HOWEVER, that such restriction or encumbrance applies only to such Person, its Subsidiaries and their respective properties and assets, and is not applicable to any other Person, properties or assets; (b) such encumbrance or restriction is contained in an operating lease for real property and is effective only upon the occurrence and during the continuance of a default in the payment of rent; (c) such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions; (d) such encumbrance or restriction is the result of any applicable statute, regulation or administrative rule that restricts the transfer of licenses or permits; or
(e) such encumbrance or restriction is contained in (and for the benefit only of the administrative agent and the lenders under) the Credit Facility on the date of the Indenture, including any amendment, modification, supplement, restatement or replacement of such Credit Facility after the date of the Indenture, PROVIDED that the terms and conditions of such amendment, modification, supplement, restatement or replacement in respect of such encumbrance or restriction are not less favorable to the Holders of the Notes than the terms and conditions in respect of such encumbrance or restriction of the Credit Facility on the date of the Indenture.

     SECTION 4.13.  Limitation on Liens.

     The Company will not, and will not permit any Subsidiary of the Company to, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon or in respect of any of its property or assets to secure any Debt that is pari passu with or subordinate in right of payment to the Notes, unless the Notes are secured equally and ratably simultaneously with or prior to the creation, incurrence or assumption of such Lien; PROVIDED, HOWEVER, that if such Debt is expressly subordinate to the Notes, the Lien securing such subordinated Debt shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such subordinated Debt shall have with respect to the Notes.

     SECTION 4.14. Limitation on Transactions with Affiliates and Related
                   Persons.

     The Company may not, and may not permit any Subsidiary of the Company to, directly or indirectly, enter into any transaction or series of related transactions after the date of the Indenture with any Affiliate or Related Person (other than the Company or a wholly owned Subsidiary of the Company), unless (i) such transaction or series of transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person; and (ii) if such transaction or series of transactions involves aggregate consideration in excess of $1 million, (A) such transaction or series of transactions is approved by a majority of the Board of Directors of the Company, including the approval of a majority of the independent, disinterested directors, as fair to the Company from a financial point of view and is evidenced by a resolution of the Board of Directors of the Company, or
(B) the Company shall have obtained the written opinion of a nationally recognized independent financial advisor stating that such transaction or series of transactions is fair to the Company from a financial point of view.

     This covenant will not apply to (a) transactions between the Company or any of its Subsidiaries and any employee of the Company or any of its Subsidiaries that are entered into in the ordinary course of business, (b) the payment of reasonable and customary regular fees and expenses to directors of the Company,
(c) the making of indemnification, contribution or similar payments to any director or officer of the Company or any Subsidiary of the Company under the Company's or such Subsidiary's charter or bylaws (as each may be amended after the date of this Indenture) or any indemnification or similar agreement between the Company or any such Subsidiary and any of its directors or officers (collectively, "Indemnification Agreements"), or (d) the entering into any Indemnification Agreements with any current or future directors or officers of the Company or any Subsidiary of the Company.

     SECTION 4.15.  Limitation on Certain Asset Dispositions.

     The Company may not, and may not permit any Subsidiary of the Company to, make any Asset Disposition in one or more transactions unless: (i) the Company (or such Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the Company; (ii) at least 80% of the consideration for such Asset Disposition consists of cash or readily marketable cash equivalents or the assumption of Senior Debt or Debt of the Company that ranks pari passu in right of payment with the Notes ("pari passu Debt") to the extent that the Company is released from all liability on such Senior Debt or pari passu Debt; and (iii) all Net Available Proceeds of such Asset Disposition, less any amounts invested within 180 days of such Asset Disposition in assets related to the business of the Company (or invested within one year of such Asset Disposition in assets related to the business of the Company, pursuant to an agreement to make such investment entered into within 180 days of such Asset Disposition), are applied within such 180-(or 360-) day period, (a) to the permanent reduction of any Debt then outstanding under the Credit Facility, (b) to the repayment of any other Senior Debt, or (c) to the extent Net Available Proceeds are not applied in accordance with the foregoing clause (a) or (b), to make an offer to purchase, on a pro rata basis according to their respective principal amounts then outstanding (or accreted value, in the case of Debt issued with original issue discount), the outstanding Notes and pari passu Debt, at 100% of their principal amount (or accreted value, as the case may be), plus accrued interest to the date of the purchase.

     Notwithstanding clause (c) of the preceding paragraph, the Company shall not be required to offer to purchase Notes or other pari passu Debt until the Net Available Proceeds from any Asset Disposition together with the Net Available Proceeds from any prior Asset Disposition not otherwise applied in accordance with clauses (a), (b) or (c) of the preceding paragraph, less any amounts invested within 180 days (or 360 days, as applicable) after such disposition or dispositions in assets related to the business of the Company, exceed $5.0 million. To the extent that the aggregate purchase price of the Notes tendered pursuant to such an offer to purchase is less than the aggregate purchase price offered in such offer, the Company may use such shortfall for general corporate purposes. The Company shall not be entitled to any credit against such obligation to purchase Notes for the principal amount of any Notes acquired by the Company other than pursuant to such offer to purchase. Upon completion of any such offer, the amount of Net Available Proceeds shall be deemed to be reset at zero. If, within 180 days after an Asset Disposition, the Company or a Subsidiary enters into a contract providing for the investment of Net Available Proceeds in assets relating to the business of the Company and such contract is terminated without fault on the part of the Company or such Subsidiary prior to the making of such investment, the Company or such Subsidiary, as the case may be, shall within 90 days after the termination of such agreement, or within 180 days after such Asset Disposition, whichever is later, invest or otherwise apply the funds that were to be invested pursuant to such agreement in accordance with clause (iii) of the preceding paragraph, and any funds so invested or applied shall for all purposes hereof be deemed to have been so invested or applied within the 180- (or 360-) day period provided for in such clause (iii). These provisions will not apply to a transaction which is permitted under the provisions described under Section 5.1.

     The provisions of this covenant shall not apply to any Asset Disposition which is part of an Asset Exchange Transaction if (i) the Board of Directors of the Company shall determine that the Asset Exchange Transaction is fair and reasonable to, and in the best interests of, the Company, which determination shall be evidenced by a resolution of the Board of Directors of the Company filed with the Trustee and (ii) in the event that such transfer is made to an Affiliate or Related Person, the Company shall have complied with the provisions of Section 4.14.

     SECTION 4.16. Limitation on Issuances and Sales of Capital Stock of
                   Subsidiaries.

     The Company (i) shall not, and shall not permit any Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of such or any other Subsidiary to any Person (other than the Company or a wholly owned Subsidiary of the Company) unless such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Subsidiary owned by the Company or such other Subsidiary and the Net Available Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions described under Section 4.15 hereof and (ii) shall not permit any Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person other than the Company or a wholly owned Subsidiary of the Company.

     SECTION 4.17.  Change of Control.

     Upon the occurrence of a Change of Control, each Holder of the Notes shall have the right to require that the Company repurchase such Holder's Notes, in whole or in part (equal to $1,000 or integral multiples of $1,000), at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, pursuant to the offer described in the immediately following paragraph (the "Change of Control Offer").

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, stating: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes, in whole or in part (equal to $1,000 or integral multiples of $1,000), at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase; (ii) the circumstances and relevant facts regarding such Change of Control (including, to the extent known to the Company, relevant information with respect to the transaction giving rise to such Change of Control, and if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the repurchase date (which shall be not earlier than 30 days or later than 60 days from the date such notice is mailed) (the "Repurchase Date");
(iv) that any Note not tendered will continue to accrue interest; (v) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Repurchase Date unless the Company defaults in payment of the purchase price; (vi) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may be the Company) at the address specified in the notice prior to the close of business on the Repurchase Date; (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile transmission or other written communication setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his or her election to have such Notes purchased and instructing the Trustee to return his or her Notes; and (viii) that Holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

     On the Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee or a Paying Agent (or segregate, if the Company is acting as its own Paying Agent) money in immediately available funds sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted, together with an Officers' Certificate indicating the Notes or portions thereof which have been tendered to the Company. The Trustee or a Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price therefor and promptly authenticate and mail to such Holders a new Note in a principal amount equal to any unpurchased portion of the Note surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date.

     In the event a Change of Control occurs and any repurchase pursuant to the foregoing constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 as then in effect, to the extent applicable, and any other applicable securities laws or regulations with respect to such repurchase. The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company.

                                   ARTICLE 5

                                   SUCCESSORS

     SECTION 5.1. Limitation on Mergers, Consolidations and Certain Sales of Assets.

     The Company (i) may not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or any Subsidiary of the Company (in a transaction in which such Subsidiary remains a Subsidiary of the Company); and (ii) may not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets, unless, in either such case: (1) immediately before and after giving effect to such transaction and treating any Debt Incurred by the Company or a Subsidiary of the Company as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing; (2) in a transaction in which the Company does not survive or in which the Company conveys, sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by a supplemental Indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under this Indenture; and (3) immediately after giving effect to such transaction, the Company or the successor entity to the Company could Incur at least $1.00 of additional Debt pursuant to the first paragraph of
Section 4.9 hereof.

     Notwithstanding the foregoing, any wholly owned Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental Indenture comply with this Indenture.

     SECTION 5.2.  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in accordance with Section 5.1 hereof, the continuing corporation or the entity formed by or surviving any such consolidation or merger, or to which a sale, lease, conveyance or other disposal of all or substantially all of the Company's assets is made (the "Surviving Entity") shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity has been named as the Company herein, and, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

     SECTION 6.1.  Events of Default.

     An "EVENT OF DEFAULT" shall occur if:

          (a) the Company fails to pay interest on any Notes when the same becomes due and payable and such failure continues for a period of 30 days;

          (b) the Company fails to pay the principal of or premium, if any, on any Notes when the same becomes due and payable, at maturity, upon acceleration, redemption or otherwise, or the Company fails to pay the principal of, premium, if any, and interest on any Notes required to be purchased pursuant to a Change of Control Offer pursuant to Section 4.17 hereof or an offer to repurchase Notes pursuant to Section 4.15 hereof, as provided in such Section;

          (c) the Company or any Subsidiary of the Company fails to perform any other term, covenant, condition, provision or agreement (other than the provisions of Article Five) contained in the Notes or this Indenture, and such failure continues for a period of 60 days after the notice specified below;

          (d) the Company or any Subsidiary of the Company fails to perform or comply with the provisions of Article Five hereof;

          (e) the Company or any of its Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,
     (D) consents to the appointment of a custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

          (f) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Subsidiaries, (B) appoint a custodian of the Company or any of its Subsidiaries or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (g) final judgment or judgments for the payment of money which in the aggregate at any one time exceeds $5.0 million shall be rendered against the Company or any Subsidiary of the Company by a court of competent jurisdiction and shall not have been vacated, discharged, satisfied or stayed within 60 days after such judgment becomes final and nonappealable; or

          (h) a default shall have occurred under any bonds, debentures, notes or other evidences of indebtedness of the Company or any Subsidiary of the Company or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness by the Company or any Subsidiary of the Company, in any case with a principal amount of at least $5.0 million outstanding, and such indebtedness already is due and payable in full or such default has resulted in the acceleration of the maturity of such indebtedness.

     Subject to the provisions of this Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered reasonable indemnity to the Trustee, in accordance with Sections 6.6 and 7.1(5) hereof. Subject to such provisions for the indemnification of the Trustee and in accordance with Section 6.5 hereof, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     A Default under clause (c) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Company and the Trustee, of the Default, and the Company or the applicable Subsidiary of the Company does not cure the Default within 60 days after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default" under this Section 6.1. Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding. When a Default is cured or waived, it ceases.

     SECTION 6.2.  Acceleration.

     (a) If an Event of Default (other than an Event of Default specified in Section 6.1(e) or 6.1(f) with respect to the Company or any Subsidiary of the Company) occurs and is continuing, (i) the Trustee may, by notice to the Company and to the agent bank for the Credit Facility (and, if any Designated Senior Debt is outstanding, to the holders thereof or their Senior Representatives), or (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by written notice to the Company and the Trustee, and upon any such request of such Holders the Trustee shall (by notice as provided in clause
(i) above), declare the aggregate principal amount of the Notes outstanding, together with accrued but unpaid interest thereon to the date of payment, to be due and payable and, upon any such declaration, the same (A) shall become and be due and payable; or (B) if there is any Senior Debt under the Credit Facility or Designated Senior Debt outstanding, shall become due and payable upon the first to occur of an acceleration under such Senior Debt or five Business Days after receipt by the Company, the agent bank for the Credit Facility and the Senior Representative with respect to such Designated Senior Debt of such acceleration notice, unless all Events of Default specified in such acceleration notice (other than any Event of Default in respect of non-payment of principal) shall have been cured; and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Notes by appropriate judicial proceeding. However, the Trustee shall be under no obligation to follow any request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction. If an Event of Default specified in Section 6.1(e) or 6.1(f) occurs with respect to the Company, all unpaid principal or premium, if any, of, and accrued interest on, the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

     (b) After a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may annul such declaration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee, its agents and counsel under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7, (b) all overdue interest on all Notes, (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes, and (d) principal due otherwise than by acceleration; and (ii) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived. Notwithstanding the foregoing, any acceleration of payment of the Notes from the failure of the Company to make an interest payment on the Notes during a Blockage Period (an "Acceleration Due to Blockage") automatically will be rescinded if and when the following conditions are satisfied within five Business Days following the end of such Blockage
Period: (A) the payment in respect of interest on the Notes, the failure of which gave rise to such Event of Default, is made; and (B) no other Event of Default, other than an Event of Default which has occurred solely as a result of the acceleration of other Debt of the Company or any Subsidiary prior to its express maturity that was caused solely by an Acceleration Due to Blockage, shall have occurred and be continuing.

     SECTION 6.3.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.4.  Waiver of Past Defaults.

     Subject to Sections 6.7 and 9.2, the Holders of a majority in aggregate principal amount of the Notes outstanding may on behalf of the Holders of all the Notes waive any past defaults under this Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding.

     SECTION 6.5.  Control by Majority.

     The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in Section 6.3. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability, PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 6.6.  Limitation on Suits.

     A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holders offer to the Trustee reasonable indemnity against any loss, liability or expense to be incurred in compliance with such request;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of reasonable indemnity; and

          (e) during such 60-day period the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     SECTION 6.7.  Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on, a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     SECTION 6.8.  Collection Suit by Trustee.

     If an Event of Default in payment of principal, premium, if any, or interest specified in clause (a) or (b) of Section 6.1 occurs and is continuing, or if any other Event of Default has occurred and the amounts due have been accelerated, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.9.  Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

     SECTION 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.7 hereof and the costs and expenses of collection;

          Second: to holders of Senior Debt to the extent required by Article Eleven hereof;

          Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Fourth: to the Company.

     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.7 hereof, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

                                   ARTICLE 7

                                    TRUSTEE

     SECTION 7.1.  Duties of Trustee.

     (1) If an Event of Default has occurred and is continuing, the Trustee, subject to subparagraph (5) below, shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (2) Except during the continuance of an Event of Default:

          (a) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (a) This paragraph does not limit the effect of paragraph (2) of this
     Section 7.1.

          (b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

     (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1),
(2), (3) and (5) of this Section 7.1.

     (5) No provision of this Indenture shall require the Trustee to (a) expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive reasonable indemnity against such expense, risk or liability or (b) take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it does not receive reasonable indemnity against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

     (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 7.2.  Rights of Trustee.

     (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (3) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

     (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

     (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     SECTION 7.3.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

     SECTION 7.4.  Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes other than its certificate of authentication.

     SECTION 7.5.  Notice of Defaults.

     If a Default or an Event of Default known to the Trustee occurs and is continuing, the Trustee shall mail to each Noteholder a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory redemption pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. For purposes of Section 6.2, Section
7.1 and this Section 7.5, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Default or Event of Default is received by the Trustee and such notice refers to the Notes or this Indenture.

     SECTION 7.6.  Reports by Trustee to Holders.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a), if such a report is required pursuant to TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     Commencing at the time this Indenture is qualified under the TIA, a copy of each such report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company or any other obligor upon the Notes shall promptly notify the Trustee if the Notes become listed on any stock exchange or of any delisting thereof.

     SECTION 7.7.  Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it (including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), except as set forth in the fourth paragraph of this Section 7.7.

     The Company shall indemnify the Trustee and its officers, directors, employees and agents against any loss, liability or expense incurred by the Trustee or such person arising out of or in connection with the offer and sale of the Notes or the acceptance or administration of its duties under this Indenture (including its services of Registrar and Paying Agent), except as set forth in the fourth paragraph of this Section 7.7. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel that its interests conflict with or are adverse to the Company's, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.7 to compensate and indemnify the Trustee and its agents and to reimburse the Trustee for its reasonable expenses shall survive the resignation or removal of the Trustee, the termination of the Company's obligations hereunder and the satisfaction and discharge of this Indenture.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct, except to the extent the Trustee has acted in accordance with the standard of care set forth in clauses (a) and (c) of Section 7.1(3).

     To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.8.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a custodian or public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor upon the Notes shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to each Noteholder. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7, and all duties and obligations of the retiring Trustee hereunder shall cease.

     SECTION 7.9.  Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, PROVIDED that such successor is eligible and qualified under this Article Seven.

     SECTION 7.10.  Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee powers, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee which satisfies the requirements of TIA Sections 310(a)(1). The Trustee is subject to TIA Section 310(a)(5) concerning inability of a trustee to be a direct or indirect obligor of the Notes and is subject to TIA Section 310(b) regarding disqualification of a trustee upon acquiring any conflicting interest. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Article Seven. Nothing contained herein shall prevent the Trustee from filing the application in TIA Section 310(b) regarding resignation.

     SECTION 7.11.  Preferential Collection of Claims Against Company.

     The Trustee, in its capacity as Trustee hereunder, is subject to TIA
Section 311(a), subject to the creditor relationship provisions listed in TIA
Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

     SECTION 8.1.  Legal Defeasance and Covenant Defeasance of the Notes.

     (a) The Company may, at its option by resolution of the Board of Directors, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (d).

     (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due and
(ii) obligations listed in Section 8.3.

     (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Section 5.1 hereof and in Sections 4.3 through 4.17 hereof (subject to compliance with the Company's obligations under the TIA), with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent, declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(c), nor shall any event referred to in Section 6.1(f) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

          (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, cash or U.S. Government Obligations maturing as to principal and interest at such times, or a combination thereof, in such amounts as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes;

          (2)(i) No Event of Default or Default shall have occurred and be continuing on the date of such deposit, and (ii) no Default or Event of Default under Section 6.1(e) or 6.1(f) shall occur on or before the 123rd day after the date of such deposit;

          (3) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company is a party or by which it or its property is bound;

          (4) No default on any Senior Debt shall have occurred and be continuing;

          (5) In the case of a legal defeasance under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and, in the case of a covenant defeasance under paragraph (c) above, the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (6) The Holders shall have a perfected security interest under applicable law in the cash or U.S. Government Obligations deposited pursuant to Section 8.1(d)(1) above, or such cash or U.S. Government Obligations shall be held in irrevocable trust for the benefit of all Holders;

          (7) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that (i) after the passage of 123 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally, and (ii) neither the Company, the Trustee nor the trust is an investment company under the Investment Company Act of 1940, or has been registered as an investment company; and

          (8) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating, to the defeasance contemplated by this Section
     8.1 have been complied with; PROVIDED, HOWEVER, that no deposit under clause (1) above shall be effective to terminate the obligations of the Company under the Notes or this Indenture prior to 123 days following any such deposit.

     In connection with the issuance of debt securities the proceeds of which will be used to redeem all the Notes then outstanding, none of Section 4.9, 4.10, 4.11 or 4.12 hereof shall be violated by the issuance of such debt securities to the extent the Company complies with all of the provisions of this
Section 8.1(d) other than Section 8.1(d)(2)(ii) hereof. The Company and the Trustee shall use their best efforts to ensure that the deposit referred to in
Section 8.1(d)(1) hereof does not result in the Company, the Trustee or the trust becoming or being deemed an investment company under the Investment Company Act of 1940. In the event that such deposit does result in the Company, the Trustee or the trust becoming, or being deemed an investment company, the Company shall bear all related expenses of registration and reporting under the Investment Company Act of 1940 for the duration of the trust.

     SECTION 8.2.  Termination of Obligations Upon Cancellation of the Notes.

     In addition to the Company's rights under Section 8.1 hereof, the Company may terminate all of its obligations under this Indenture (subject to Sections
8.3 and 8.7 hereof) when:

          (1) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10) hereof have been delivered to the Trustee for cancellation;

          (2) the Company has paid or caused to be paid all other sums payable hereunder and under the Notes by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

     SECTION 8.3.  Survival of Certain Obligations.

     Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Sections 8.1 or 8.2 hereof, the respective obligations of the Company, and the Trustee under Sections 2.3, 2.4, 2.5, 2.6, 2.10, 2.17, 4.2, 6.7, 7.7, 7.8, 8.5, 8.6 and 8.7 hereof shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.7, 8.5, 8.6 and 8.7 hereof shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

     SECTION 8.4.  Acknowledgment of Discharge by Trustee.

     Subject to Section 8.7 hereof, after (i) the conditions of Sections 8.1 or
8.2 hereof have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.3 hereof.

     SECTION 8.5.  Application of Trust Assets.

     The Trustee shall hold any cash or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.1 hereof. The Trustee shall apply the deposited cash or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.1 hereof, to the payment of principal of, premium, if any, and interest on the Notes. The cash or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.1 hereof, shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

     SECTION 8.6.  Repayment to the Company; Unclaimed Money.

     Upon termination of the trust established pursuant to Section 8.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess cash or U.S. Government Obligations held by them. Additionally, the Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to
Section 8.1, any cash or U.S. Government Obligations held by them for the payment of principal of, premium, if any, or interest on the Notes that remain unclaimed for two years after the date on which such payment shall have become due unless otherwise required by law. After payment to the Company, all liability of the Trustee and such Paying Agent with respect to such cash or U.S. Government Obligations shall cease and Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law expressly provides otherwise.

     SECTION 8.7.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such cash or U.S. Government Obligations in accordance with Section 8.1, PROVIDED that if the Company makes any payment of principal of, premium, if any, or interest on any Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations, and proceeds thereof, held by the Trustee or the Paying Agent.

                                   ARTICLE 9

                                   AMENDMENTS

     SECTION 9.1.  Without Consent of Holders.

     The Company, when authorized by a resolution of the Board of Directors, and the Trustee, together, may amend or supplement this Indenture or the Notes without the consent of any Noteholder:

          (1) to cure any ambiguity, defect or inconsistency, PROVIDED that such amendment or supplement does not adversely affect the rights of any Holder;

          (2) to comply with Section 5.1;

          (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA as then in effect;

          (4) to make any change that does not adversely affect the legal rights hereunder of any Noteholder;

          (5) to evidence or to provide for a replacement Trustee under Section 7.8; or

          (6) to add to the covenants and agreements of the Company for the benefit of the Holders and to surrender any right or power herein reserved to the Company, PROVIDED that, except in the case of clause (5) above, the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.

     Upon the written request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.2. With Consent of Holders.

     The Company, when authorized by a resolution of the Board of Directors, and the Trustee, together, may amend this Indenture or the Notes with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding may, or the Trustee with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes may, waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. This paragraph of this Section 9.2 is subject to Sections 6.4 and 6.7.

     Upon the written request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.6 hereof, the Trustee shall join with the Company in the execution of such supplemental Indenture but the Trustee shall not be obligated to enter into such supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

     It shall not be necessary for the consent of the Holders under this Section
9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section becomes effective, the Company shall mail to each Holder of the Notes affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental Indenture.

     Notwithstanding the first paragraph of this Section 9.2, without the consent of each Holder affected, an amendment or waiver under this Section may not:

          (1) reduce the percentage of aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the percentage of aggregate principal amount of outstanding Notes whose Holders must consent to a modification or amendment of this Indenture or for waiver of Events of Default or Defaults provided for in this Indenture;

          (3) reduce the principal amount of (or the premium, if any, of) or interest on any Note or change the Stated Maturity of the principal of, or any installment of interest on, Notes;

          (4) reduce the Redemption Price, including premium, if any, payable upon redemption or repurchase of any Note or change the time at which any Note may or shall be redeemed or repurchased;

          (5) reduce the rate or change the time, place or currency of payment of principal of, premium, if any, or interest (including defaulted interest) on, any Note;

          (6) impair the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on, any Note;

          (7) waive a continuing past Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Notes;

          (8) modify any of the provisions of this Indenture relating to the subordination of the Notes in a manner adverse to Holders of the Notes;

          (9) modify any of the provisions of this Indenture relating to the modification and amendment of this Indenture or the waiver of past defaults or covenants; or

          (10) following the mailing of an offer with respect to a Change of Control Offer as described under Section 4.17 or an offer to purchase as described under Section 4.15, modify this Indenture with respect to such Change of Control Offer or offer to purchase in a manner adverse to such Holders.

     SECTION 9.3. Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

     SECTION 9.4.  Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any Act of Holders, including any amendment, supplement or waiver. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such Act of Holders, including an amendment, supplement or waiver, or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. After an Act of Holders, including an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it is an amendment, supplement or waiver that makes a change described in any of clauses (1) through (10) of Section 9.2, in which case the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, PROVIDED, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

     SECTION 9.5.  Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.6.  Trustee to Sign Amendments, Etc.

     The Trustee shall sign any amendment, waiver or supplemental Indenture authorized pursuant to this Article Nine if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver, or supplemental Indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10

                            MEETINGS OF NOTEHOLDERS

     SECTION 10.1.  Purposes for Which Meetings May Be Called.

     A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

     (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article Six hereof;

     (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven hereof;

     (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2 hereof; or

     (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law.

     SECTION 10.2.  Manner of Calling Meetings.

     The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1 hereof, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for such meeting.

     Any meeting of Noteholders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

     SECTION 10.3. Call of Meetings by Company or Holders.

     In case at any time the Company, pursuant to a resolution of the Board of Directors, or the Holders of not less than 10% in aggregate principal amount of the Notes then outstanding shall have requested the Trustee to call a meeting of Noteholders to take any action specified in Section 10.1 hereof, by written request setting forth in reasonable detail the action proposed to be taken at such meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2 hereof, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York and, in the event the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, the first such publication to be not less than 10 days nor more than 60 days prior to the date fixed for such meeting.

     SECTION 10.4. Who May Attend and Vote at Meetings.

     To be entitled to vote at any meeting of Noteholders, a Person shall (a) be a registered Holder of one or more Notes, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, and any representatives of the Company and its counsel.

     SECTION 10.5. Regulations May Be Made by Trustee; Conduct of the Meeting;
                   Voting Rights; Adjournment.

     Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of such meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those persons who are Holders of Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be Holders at the time of such meeting.

     The Trustee shall, by an instrument in writing, appoint a temporary chairperson of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3 hereof, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairperson. A permanent chairperson and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote.

     At any meeting, each Noteholder or proxy shall, subject to the provisions of Section 10.4 hereof, be entitled to one vote for each $1,000 in principal amount of Notes held or represented by him or her; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairperson of the meeting to be not outstanding. The chairperson may adjourn any such meeting if he or she is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairperson of the meeting shall have no right to vote other than by virtue of Notes held by him or her or instruments in writing as aforesaid duly designating him or her as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section
10.2 or 10.3 hereof may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Notes represented at such meeting and entitled to vote, and such meeting may be held as so adjourned without further notice.

     SECTION 10.6. Voting at the Meeting and Record to Be Kept.

     Any vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of the Notes voted by the ballots. The permanent chairperson of the meeting shall appoint two inspectors of votes, who shall count all votes cast at such meeting for or against any resolution and shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 hereof. The record shall be signed and verified by the affidavits of the permanent chairperson and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated and any such vote shall constitute an Act of the Holders.

     SECTION 10.7. Exercise of Rights of Trustee or Noteholders May Not Be
                   Hindered or Delayed by Call of Meeting.

     Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

     SECTION 10.8.  Procedures Not Exclusive.

     The procedures set forth in this Article Ten are not exclusive and the rights and obligations of the Company, the Trustee and the Holders under other Articles of this Indenture (including, without limitation, Section 1.5 and Articles 6, 7, 8 and 9) shall in no way be limited by the provisions of this Article Ten.

                                   ARTICLE 11

                                 SUBORDINATION

     SECTION 11.1.  Notes Subordinated to Senior Debt.

     Notwithstanding the provisions of Sections 6.2 and 6.3, the Company covenants and agrees, and the Trustee and each Holder of the Notes by his or her acceptance thereof likewise covenants and agrees, that all payments of the principal of, premium, if any, and interest on the Notes by the Company shall be subordinated in accordance with the provisions of this Article Eleven to the prior payment in full of all amounts payable under existing and future Senior Debt of the Company.

     The Company also covenants and agrees not to Incur any Debt that is both
(a) subordinate or junior in right of payment to any Senior Debt of the Company and (b) senior in any respect in right of payment to the Notes.

     SECTION 11.2.  Priority and Payment Over of Proceeds in Certain Events.

     (a) Subordination on Dissolution, Liquidation or Reorganization of the Company. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties substantially as an entirety, upon the terms and conditions described under Article Five hereof), all Senior Debt due and owing (including, in the case of Designated Senior Debt and Senior Debt under the Credit Facility, interest accruing after the commencement of any such case or proceeding at the rate specified in the instrument evidencing such Senior Debt, whether or not a claim therefor is allowed in such proceeding, to the date of payment of such Senior
Debt) must be paid in full before any payment or distribution of any assets of the Company of any kind or character (excluding shares of Capital Stock of the Company or securities of the Company provided for in a plan of reorganization or readjustment which are subordinate in right of payment to all Senior Debt to substantially the same extent as the Notes are so subordinated) is made on account of principal of, premium, if any, or interest on, the Notes, including repurchase, purchase, redemption or other acquisition of the Notes. Before any payment may be made by the Company of the principal of, premium, if any, or interest on the Notes, and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, except for the provisions of this Article Eleven, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Debt of the Company or any Senior Representatives thereof to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     (b) Subordination on Default in Senior Debt. During the continuance of any default in the payment when due of principal of, reimbursement obligation under, premium, if any, or interest on, any Senior Debt, including without limitation any default in the payment when due of any commitment or facility fees, letter of credit fees or agency fees under the Credit Facility, or any default in payment when due of any reimbursement obligation of the Company with respect to any letter of credit issued under the Credit Facility (a "Senior Payment Default"), no direct or indirect payment or distribution of any assets of the Company of any kind or character may be made on account of the principal of, premium, if any, interest on, or other amounts payable in respect of, the Notes or on account of the purchase, redemption or other acquisition of or in respect of the Notes unless and until such Senior Payment Default has been cured, waived or has ceased to exist or such Senior Debt shall have been discharged or paid in full or when the right under this Indenture to prevent any such payment is waived by or on behalf of the holders of such Senior Debt.

     During the continuance of any default (other than a Senior Payment Default) with respect to the Credit Facility or any Designated Senior Debt, the occurrence of which entitles, or with the giving of notice or lapse of time (or both) would entitle, one or more Persons to accelerate the maturity thereof (a "Senior Nonmonetary Default") pursuant to which the Trustee and the Company have received from the agent bank for the Credit Facility or from any authorized person on behalf of any Designated Senior Debt a written notice of such Senior Nonmonetary Default, no direct or indirect payment or distribution of any assets of the Company of any kind or character may be made on account of the principal of, premium, if any, or interest on, or other amounts payable in respect of, the Notes or on account of the purchase, redemption or other acquisition of, or in respect of, the Notes for the period specified below (the "Blockage Period").

     The Blockage Period shall commence upon the receipt of notice of a Senior Nonmonetary Default by the Trustee and the Company and shall end (subject to any blockage of payment that may be in effect in respect of a Senior Payment Default or insolvency) on the earlier of (i) 179 days after the receipt of such notice, provided such Senior Debt shall not theretofore have been accelerated and no Senior Payment Default shall be in effect; and (ii) the date on which such Senior Nonmonetary Default is cured, waived or ceases to exist or such Senior Debt is discharged or paid in full. In no event will a Blockage Period extend beyond 179 days from the date of the receipt by the Trustee and the Company of the notice initiating such Blockage Period. Any number of notices of a Senior Nonmonetary Default may be given during a Blockage Period, PROVIDED, that no such notice shall extend such Blockage Period, only one Blockage Period may be commenced within any 360-day period and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Blockage Period is in effect. No Senior Nonmonetary Default with respect to Senior Debt that existed or was continuing on the date of the commencement of any Blockage Period and that was known to the holders of or the Senior Representative for such Senior Debt will be, or can be, made the basis for the commencement of a subsequent Blockage Period, whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default has been cured or waived for a period of not less than 90 consecutive days. The Company shall deliver an Officers' Certificate to the Trustee promptly after the date on which any Senior Nonmonetary Default is cured or waived or ceases to exist or on which the Senior Debt related thereto is discharged or paid in full.

     (c) Rights and Obligations of Holders of Notes and Trustee. In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment on account of the principal of, premium, if any, or interest on the Notes at a time when such payment is prohibited by this Section 11.2 and before the principal of, premium, if any, and interest on Senior Debt is paid in full, then and in such event (subject to the provisions of Section 11.8) such payment or distribution shall be received and held in trust for the holders of Senior Debt and shall be paid over or delivered to the holders of the Senior Debt (or to their Senior Representatives in the case of Designated Senior Debt) remaining unpaid promptly at the written direction of such holders of Senior Debt or their designees to the extent necessary to pay in full the principal of, premium, if any, and interest on such Senior Debt in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     Nothing contained in this Article Eleven will limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.2 hereof or to pursue any rights or remedies hereunder against the Company, PROVIDED, that, to the extent provided in this Article Eleven, all Senior Debt of the Company then or thereafter due or declared to be due shall first be paid in full before the Holders or the Trustee are entitled to receive any payment from the Company of principal of, premium, if any, or interest on the Notes.

     Upon any payment or distribution of assets or Notes referred to in this Article Eleven, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon any certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution delivered to the Trustee, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven. In the absence of such order, decree or certificate, the Trustee and the Holders shall be entitled to request and rely upon an Officers' Certificate from the Company. The Company shall provide to the

Trustee, in the form of an Officers' Certificate, the names and addresses of the holders of such Senior Debt, the amount of the Senior Debt outstanding to each such holder of Senior Debt and any necessary information to calculate the daily increase in indebtedness to such holders of Senior Debt. The Trustee shall be entitled to rely conclusively on any such order, decree or certificate (including any such Officers' Certificate) in making any disbursements to the holders of Senior Debt, without making any independent verification of the information contained therein.

     SECTION 11.3.  Payments May Be Made Prior to Notice.

     Nothing contained in this Article Eleven or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section
11.2 hereof, from making payments at any time of principal of, premium, if any, and interest on, the Notes, or from depositing with the Trustee any monies for such payments or (ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on, the Notes, to the Holders entitled thereto, unless by noon Eastern time one Business Day prior to the date upon which such payment would otherwise (except for the prohibitions contained in Section 11.2 hereof) become due and payable, the Trustee shall have received the written notice provided for in Section 11.2(b) hereof (or there shall have been an acceleration of the Notes prior to such application), subject to Section 11.8 hereof.

     SECTION 11.4. Rights of Holders of Senior Debt Not to Be Impaired.

     No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

     The provisions of this Article Eleven are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

     SECTION 11.5. Authorization to Trustee to Take Action to Effectuate
                   Subordination.

     Each Holder of Notes by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination as provided in this Article Eleven and appoints the Trustee his or her attorney-in-fact for any and all such purposes. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution or notice may be made to the Senior Representatives and agents of such holders of Senior Debt as such agents or representatives are identified by such holders in writing to the Trustee. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Debt are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of such holders.

     SECTION 11.6.  Subrogation.

     Subject to the payment in full of all amounts payable under or in respect of Senior Debt, the Holders shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company made on such Senior Debt until the Notes shall be paid in full in cash; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Debt of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article Eleven, and no payment pursuant to the provisions of this Article Eleven to holders of such Senior Debt by the Holders, shall, as between the Company, its creditors other than holders of such Senior Debt and the Holders, be deemed to be a payment by the Company to or on account of such Senior Debt, it being understood that the provisions of this Article Eleven are solely for the purpose of defining the relative rights of the holders of such Senior Debt, on the one hand, and the Holders, on the other hand.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of all amounts payable under the Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full.

     SECTION 11.7.  Obligations of Company Unconditional.

     Nothing contained in this Article Eleven or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of such Senior Debt in respect of cash, property or Notes of the Company received upon the exercise of any such remedy.

     The failure to make a payment on account of principal of, premium, if any, or interest on, the Notes by reason of any provision of this Article Eleven shall not be construed as preventing the occurrence of an Event of Default under
Section 6.1.

     SECTION 11.8. The Trustee Entitled to Assume Payments Not Prohibited in
                   Absence of Notice.

     The Trustee or Paying Agent shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or Paying Agent, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Debt or from any trustee or agent therefor, including Senior Representatives; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless by noon Eastern time one Business Day prior to the date on which by the terms of this Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal of, premium, if any, or the interest on, any Note), the Trustee or Paying Agent shall have received with respect to such monies the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date, except for an acceleration of the Notes prior to such application. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent. Nothing contained in this
Section 11.8 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Section 11.2 hereof. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself or itself to be a holder of such Senior Debt (or a trustee on behalf of, or other representative of, such holder, including Senior Representatives) to establish that such notice has been given by a holder of such Senior Debt or a trustee on behalf of any such holder. Nothing in this Article Eleven shall apply to amounts due the Trustee pursuant to Section 7.7 hereof.

     SECTION 11.9.  Right of Trustee to Hold Senior Debt.

     The Trustee and any agent (including Senior Representatives) for the holders of Senior Debt shall be entitled to all of the rights set forth in this Article Eleven in respect of any Senior Debt at any time held by it to the same extent as any other holder of such Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee or any agent for the holders of Senior Debt of any of its rights as such holder.

     SECTION 11.10.  No Implied Covenants by or Obligations of the Trustee.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Article Eleven against the Trustee. The Trustee shall not be deemed to have any fiduciary duty to the holders of the Senior Debt except where the Trustee holds payments or distributions in trust for holders of the Senior Debt as provided herein.

                                   ARTICLE 12

                                 MISCELLANEOUS

     SECTION 12.1.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision so required shall control.

     SECTION 12.2.  Notices.

     Any notice or communication by the Company, the Trustee or any Senior Representative to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

If to the Company:   Metrocall, Inc.
                     6677 Richmond Highway
                     Alexandria, VA 22306
                     Telephone: (703) 660-6677
                     Facsimile: (703) 768-5407
                     Attn: Vincent D. Kelly

With a copy to:      Wilmer, Cutler & Pickering
                     2445 M Street, N.W.
                     Washington, D.C. 20037
                     Telephone: (202) 663-6000
                     Facsimile: (202) 663-6363
                     Attn: Thomas W. White

If to the Trustee:   First Union National Bank
                     901 East Cary Street -- VA 3279
                     Richmond, VA 23219
                     Attn: Corporate Trust Department

     If to any Senior Representative, to such address as such Senior Representative may by notice to the others designate.

     The Company, any other obligor upon the Notes or the Trustee or any Senior Representative by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Noteholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Noteholder shall be mailed by first-class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company (or any other obligor upon the Notes) mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

     SECTION 12.3.  Communication by Holders with Other Holders.

     Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and other applicable Persons shall have the protection of TIA Section 312(c).

     SECTION 12.4.  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company (or any other obligor upon the Notes) to the Trustee to take any action under this Indenture, the Company (or such other obligor) shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 12.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

     SECTION 12.5.  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     SECTION 12.6.  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Noteholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

     SECTION 12.7.  Legal Holidays.

     If any specified date for making payment is not a Business Day, subject to
Section 4.1 hereof, the action may be taken on the next succeeding Business Day without penalty of any kind (including the accrual of interest).

     SECTION 12.8.  No Recourse Against Others.

     A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

     SECTION 12.9.  Governing Law.

     The laws of the State of New York shall govern and be used to construe this Indenture and the Notes.

     SECTION 12.10.  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 12.11.  Successors.

     All agreements of the Company in this Indenture and in the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 12.12.  Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 12.13.  Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 12.14.  Variable Provisions.

     The Company initially appoints the Trustee as Paying Agent and Registrar.

     SECTION 12.15.  Qualification of Indenture.

     The Company shall qualify this Indenture under the TIA and shall pay all reasonable costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA and the registration and exchange of the Notes.

     SECTION 12.16.  Table of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only and are not intended to describe, interpret, define, limit or modify any of the terms or provisions of this Indenture.

     SECTION 12.17.  Indenture Controls over Form of Note.

     If any provision of a Note conflicts with the terms of this Indenture, the terms of this Indenture shall control.

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Indenture to be duly executed and delivered as of the date first written above:

                                   SIGNATURES

                                          METROCALL, INC.,

                                          By:
                                          --------------------------------------
                                          Name: William L. Collins, III
                                          Title:  President and Chief Executive
                                                  Officer

                                          FIRST UNION NATIONAL BANK, Trustee,

                                          By: /s/ DANTE M. MONAKIL
                                          --------------------------------------
                                          Name: Dante M. Monakil
                                          Title:  Vice President

                                                                       EXHIBIT A

                                  FORM OF NOTE
                                  [FRONT SIDE]
                        9 3/4% SENIOR SUBORDINATED NOTES
                             [CUSIP NO.] [CINS NO.]
                              DUE NOVEMBER 1, 2007
                                  $200,000,000

     METROCALL, INC., a Delaware corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred to), for
value received promises to pay to                or registered assigns, the
principal sum of $                    on November 1, 2007. Interest Payment
Dates: January 15 and July 15, commencing January 15, 1998. Record Dates:
January 1 and July 1.

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted herein.

Dated:

METROCALL, INC. [Corporate Seal]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Attest:
       -------------------------------------------------

                         CERTIFICATE OF AUTHENTICATION

     This is one of the 9 3/4% Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

FIRST UNION NATIONAL BANK, as Trustee

                                       By:
                                          --------------------------------------
                                                    Authorized Signature

                                 [REVERSE SIDE]

                        9 3/4% SENIOR SUBORDINATED NOTES
                                    DUE 2007

     1. Principal and Interest. The Company will pay the principal of this Note on November 1, 2007. The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on January 15 and July 15 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 21, 1997, PROVIDED that the first interest payment date shall be January 15, 1998. Interest on the Notes will continue to accrue at the rate of 9 3/4% per annum in the event of overdue principal, premium or interest, if any. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     If an exchange offer registered under the Securities Act of 1933, as amended (the "Securities Act") is not consummated and a shelf registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before April 21, 1998 in accordance with the terms of the Registration Rights Agreement dated as of October 21, 1997 among the Company and Morgan Stanley & Co. Incorporated, TD Securities (USA) Inc., First Union Capital Markets Corp. and NationsBanc Montgomery Securities, Inc., the annual interest rate borne by the Notes shall be increased by .5% from the rate shown above accruing from April 21, 1998, payable in cash semiannually, in arrears, on each January 15, and July 15, commencing July 15, 1998, until the exchange offer is completed or the shelf registration statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

     2. Method of Payment. Upon Stated Maturity, the Company shall irrevocably deposit with the Trustee or the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and/or interest. The Paying Agent will pay from such monies interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the interest payment date, even if such Notes are cancelled, redeemed or repurchased after such record date and on or before such interest payment date. Subject to the foregoing, each Note delivered under the Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, at its option, may pay principal, premium, if any, and interest by check payable in such money mailed to a Holder's registered address or at the office or agency of the Company maintained for such purpose in The City of New York or, if the Notes are listed on the Luxembourg Exchange, in Luxembourg.

     3. Paying Agent and Registrar. Initially, First Union National Bank, as Trustee ("Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

     4. Indenture. The Company issued the Notes under an Indenture dated as of October 21, 1997 (as it may be amended from time to time in accordance with the terms thereof, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (Title 15, United States Code, Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $200.0 million in aggregate principal amount. The Company may, subject to Article Four of the Indenture, issue additional Notes under the Indenture.

     5. Optional Redemption. (a) The Company may redeem all or any of the Notes at any time on or after November 1, 2002, upon not less than 30 days nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning November 1 of the years indicated below:

                                      YEAR                             PERCENTAGE
            --------------------------------------------------------   ----------
            2002....................................................     104.875%
            2003....................................................    102.4375%
            2004 and thereafter.....................................      100.00%

in each case together with accrued and unpaid interest to the Redemption Date.

     6. Mandatory Redemption. There is no sinking fund with respect to the Notes. If the Company consummates any Asset Disposition (as such term is defined in the Indenture), the Company may under certain circumstances be required to utilize a certain portion of the proceeds received from such Asset Disposition to offer to repurchase Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest, as provided in the Indenture.

     7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

     8. Redemption of Notes at the Option of the Holder. Subject to the terms and conditions of the Indenture, if any Change of Control (as defined in the Indenture) occurs on or prior to maturity, the Company will be required, subject to its prior compliance with certain covenants in respect of Senior Debt, to offer to purchase each Holder's Notes as provided in the Indenture for a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date.

     9. Subordination. The Notes are subordinated to Senior Debt (as defined in the Indenture) which includes (with certain exceptions) the principal of, and premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, any Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Debt, the instrument creating or evidencing, or the agreement governing, such Debt or pursuant to which such Debt is outstanding expressly provides that such Debt shall not be senior in right of payment to the Notes. To the extent provided in the Indenture, Debt must be paid before the Notes may be paid. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination and authorizes the Trustee to give it effect.

     10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and in integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements, certificates, opinions and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

     11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     12. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented, or compliance by the Company with any provision of the Indenture or the Notes may be waived, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided, however, that without the consent of each Holder affected thereby, the Company may not (1) reduce the percentage of aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (2) reduce the percentage of aggregate principal amount of outstanding Notes whose Holders must consent to a modification or amendment of the Indenture or for waiver of Events of Default or Defaults as defined in the Indenture; (3) reduce the principal amount of (or the premium of, if any) or interest on any Note or change the maturity date of the principal of, or any installment of interest on, the Notes; (4) reduce the Redemption Price, including premium, if any, payable upon redemption or repurchase of any Note or change the time at which any Note may or shall be redeemed or repurchased; (5) reduce the rate or change the time, place or currency of payment of principal of, premium, if any, or interest (including defaulted interest) on, any Note; (6) impair the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on, any Note; (7) waive a continuing past Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Notes; (8) modify any of the provisions of the Indenture relating to the subordination of the Notes in a manner adverse to the Holders of the Notes; (9) modify any of the provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants; or (10) following the mailing of an offer with respect to a Change of Control Offer as described under Section 4.17 of the Indenture or an offer to purchase as described under Section 4.15 of the Indenture, modify the Indenture with respect to such Change of Control Offer or offer to purchase in a manner adverse to such Holders.

     Notwithstanding the foregoing, without the consent of any Holder of Notes and subject to certain requirements set forth in Section 9.1 of the Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure an ambiguity, defect or inconsistency, to comply with Section 5.1 of the Indenture, to make any change that does not adversely affect the legal rights under the Indenture of any such Holder, to evidence or to provide for a replacement Trustee, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to add to the covenants and agreements of the Company for the benefit of the Holders and to surrender any right or power reserved in the Indenture to the Company.

     13. Defaults and Remedies. An Event of Default shall occur if: (1) the Company fails to pay interest on any Notes when the same becomes due and payable and such failure continues for a period of 30 days (including the failure to make payments pursuant to a Change of Control Offer pursuant to Section 4.17 of the Indenture or an offer to repurchase pursuant to Section 4.15 of the Indenture); (2) the Company fails to pay the principal of or premium, if any, on any Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise (including the failure to make payments pursuant to a Change of Control Offer pursuant to Section 4.17 of the Indenture or an offer to repurchase pursuant to Section 4.15 of the Indenture); (3) the Company or any Subsidiary of the Company fails to perform any other term, covenant, condition, provision or agreement (other than the provisions of Article Five of the Indenture) contained in the Notes or the Indenture and such failure continues for a period of 60 days after the notice specified in the Indenture; (4) the Company or any Subsidiary of the Company fails to perform or comply with the provisions of Article Five of the Indenture; (5) the Company or any of its Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing; (6) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Subsidiaries, (B) appoint a custodian of the Company or any of its Subsidiaries or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (7) final judgment or judgments for the payment of money which in the aggregate at any one time exceeds $5.0 million shall be rendered against the Company or any Subsidiary of the Company by a court of competent jurisdiction and shall not have been vacated, discharged, satisfied or stayed within 60 days after such judgment becomes final and nonappealable; or (8) a default shall have occurred under any bonds, debentures, notes or other evidences of indebtedness of the Company or any Subsidiary of the Company or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness by the Company or any Subsidiary of the Company, in any case with a principal amount of at least $5.0 million outstanding, and such indebtedness already is due and payable in full or such default has resulted in the acceleration of the maturity of such indebtedness. If an Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable as provided in the Indenture, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. The Trustee may require reasonable indemnity before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee. The Company must also furnish a notice of any Default (as provided in the Indenture) to the Trustee within five business days after such occurrence.

     14. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money over to the Company, unless otherwise required by law. After that, Holders entitled to money must look to the Company for payment, unless otherwise required by law.

     19. Discharge Prior to Maturity. If the Company irrevocably deposits with the Trustee or Paying Agent in trust cash or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to maturity and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture except for certain Sections thereof.

     20. Successor. When a successor to the Company assumes all the obligations of its predecessor under the Notes and the Indenture, such predecessor shall be released from those obligations.

     21. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

     The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Request may be made to:

Metrocall, Inc.  Attention: Vincent D. Kelly
                 6677 Richmond Highway
                 Alexandria, VA 22306

                                ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint                agent to transfer this Note on the books
of the Company. The agent may substitute another to act for him or her.

                    [THE FOLLOWING PROVISION TO BE INCLUDED
                    ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                      UNLEGENDED OFFSHORE GLOBAL NOTES AND
                      UNLEGENDED OFFSHORE PHYSICAL NOTES]

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the shelf registration statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

        [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

        [  ] (b) this Note is being transferred other than in accordance with
                 (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.9 of the Indenture shall have been satisfied.

Date:                       Your Signature:
     --------------------                  --------------------------------------------------
                            NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                            Signature Guarantee:
                                                ---------------------------------------------
                            (Participant in recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:                       Your Signature:
     --------------------                  --------------------------------------------------
                            NOTICE: To be executed by an executive officer

                            Signature Guarantee:
                                                ---------------------------------------------
                            (Participant in recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.17 ("Change of Control Offer") of the Indenture, check the applicable boxes:

     [ ] Change of Control Offer: in whole [ ] in part [ ] Amount to be purchased: $
            ----------------

Date:                       Your Signature:
     --------------------                  --------------------------------------------------
                            (Sign exactly as your name appears on the other side of this
                            Note)

                            Signature Guarantee:
                                                ---------------------------------------------
                            (Participant in recognized signature guarantee medallion program)

Social Security Number or Taxpayer Identification Number:
                                                         -----------------------

                                                                       EXHIBIT B

                              FORM OF CERTIFICATE

                                                                         ,

First Union National Bank
901 East Cary Street -- VA 3279
Richmond, VA 23219
Attention: Corporate Trust Department

                      Re: Metrocall, Inc. (the "Company")
            9 3/4% Senior Subordinated Notes due 2007 (the "Notes")

Dear Ladies and Gentlemen:

     This letter relates to U.S. $          principal amount of Notes
represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.2 of the Indenture dated as of October 21, 1997 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Holder]

                                          By:
                                             -----------------------------------
                                             Authorized Signature

                                                                       EXHIBIT C

               FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                 WITH TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                                         ,

First Union National Bank
901 East Cary Street -- VA 3279
Richmond, VA 23219
Attention: Corporate Trust Department

                      Re: Metrocall, Inc. (the "Company")
            9 3/4% Senior Subordinated Notes due 2007 (the "Notes")

Dear Ladies and Gentlemen:

     In connection with our proposed purchase of $          aggregate principal
amount of the Notes, we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of October 21, 1997 (the "Indenture"), relating to the Notes, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933 (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          [Name of Transferee]

                                          By:
                                             -----------------------------------
                                             Authorized Signature

                                                                       EXHIBIT D

               FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                    WITH TRANSFERS PURSUANT TO REGULATION S

                                                                         ,

First Union National Bank
901 East Cary Street -- VA 3279
Richmond, VA 23219
Attention: Corporate Trust Department

                      Re: Metrocall, Inc. (the "Company")
            9 3/4% Senior Subordinated Notes due 2007 (the "Notes")

Dear Ladies and Gentlemen:

     In connection with our proposed sale of U.S.$          aggregate principal
amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933 and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Transferor]

                                          By:
                                             -----------------------------------
                                             Authorized Signature

                                       D-1